UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Church & Dwight Co., Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Church & Dwight Co., Inc.

2 017	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey 08628

MEETING DATE: May 4, 2017

CHURCH & DWIGHT CO., INC.

LOCATION OF THE MEETING CHURCH & DWIGHT CO., INC. Princeton South Corporate Park 500 Charles Ewing Boulevard Ewing, New Jersey 08628 USA (609) 806-1200 www.churchdwight.com

Notice of Annual Meeting of Stockholders to be held Thursday, May 4, 2017.

The Annual Meeting of Stockholders of Church & Dwight Co., Inc. will be held at Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628 on Thursday, May 4, 2017 at 12:00 p.m., Eastern Daylight Time, to consider and take action on the following:

1.	Election of three nominees to serve as directors for a term of three years each;

2.	An advisory vote to approve compensation of our named executive officers;

3.	An advisory vote to determine the frequency of the advisory vote on compensation of our named executive officers;

4.	Approval of our Second Amended and Restated Annual Incentive Plan;

5.	Proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000 shares;

6.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017; and

7.	Transaction of such other business as may properly be brought before the meeting or any adjournments thereof.

All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 7, 2017 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Whether or not you expect to attend the meeting, we urge you to vote by submitting your proxy. You may vote your proxy four different ways: by mail, via the Internet, by telephone, or in person at the meeting. Please refer to detailed instructions included herein or with the Notice Regarding the Availability of Proxy Materials.

By Order of the Board of Directors, PATRICK D. DE MAYNADIER Corporate Secretary

Ewing, New Jersey

March 22, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 4, 2017: The Notice of Annual Meeting, Proxy Statement and 2016 Annual Report to Stockholders are available at: https://materials.proxyvote.com/171340.

Church & Dwight Co. | 2017 Proxy Statement

TAX CONSIDERATIONS	47
SAY-ON-PAY VOTE	47
ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS	47
ROLE OF THE COMPENSATION & ORGANIZATION COMMITTEE IN EXECUTIVE COMPENSATION	47

COMPENSATION & ORGANIZATION COMMITTEE REPORT	48

2016 SUMMARY COMPENSATION TABLE	49

2016 GRANTS OF PLAN-BASED AWARDS	51

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	52

2016 OPTION EXERCISES AND STOCK VESTED	54

2016 NONQUALIFIED DEFERRED COMPENSATION	55

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	56
CHANGE IN CONTROL AND SEVERANCE AGREEMENTS	56
ACCELERATION OF VESTING PROVISIONS PERTAINING TO STOCK OPTIONS AND RESTRICTED STOCK UPON A CHANGE IN CONTROL	57
TABLE OF BENEFITS UPON TERMINATION EVENTS	57

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2016	61

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	62

PROPOSAL 3: ADVISORY, NON-BINDING VOTE TO DETERMINE THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	63

PROPOSAL 4: APPROVAL OF OUR SECOND AMENDED AND RESTATED ANNUAL INCENTIVE PLAN.	64

PROPOSAL 5: AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 600,000,000 SHARES	67

PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	68

HOUSEHOLDING OF PROXY MATERIALS	69

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	70

OTHER BUSINESS	71

STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES	72

ANNUAL REPORT AND FORM 10-K	73

Church & Dwight Co. | 2017 Proxy Statement

SUMMARY

PROXY STATEMENT SUMMARY

This summary highlights important information you will find in this proxy statement. This summary does not contain all of the information you should consider. You should read the complete proxy statement and our 2016 Annual Report before voting.

In this proxy statement, the words “Church & Dwight,” “Company,” “we,” “our,” “ours,” and “us” and similar terms refer to Church & Dwight Co., Inc. and its consolidated subsidiaries.

2017 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 4, 2017 at 12:00 p.m., Eastern Daylight Time

Place:	Church & Dwight Co., Inc. Princeton South Corporate Park 500 Charles Ewing Boulevard Ewing, New Jersey 08628

Directions:	Directions to the Annual Meeting are included at the end of this proxy statement

Record Date:	March 7, 2017

VOTING MATTERS AND BOARD OF DIRECTORS RECOMMENDATIONS

Proposals		Board Recommendation	Vote Required
1:	Election of three nominees to serve as directors for a term of three years each	FOR EACH NOMINEE	Majority of votes cast
2:	Advisory vote to approve the compensation of our named executive officers	FOR	Majority of votes present and entitled to vote
3:	Advisory vote to determine the frequency of the advisory vote on compensation of our named executive officers	EVERY ONE YEAR	Majority of votes present and entitled to vote
4:	Approval of our Second Amended and Restated Annual Incentive Plan	FOR	Majority of votes present and entitled to vote
5:	Proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000 shares	FOR	Majority of votes present and entitled to vote
6:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for 2017	FOR	Majority of votes present and entitled to vote

James R. Craigie, Robert D. LeBlanc and Janet S. Vergis are the nominees to serve as members of the Company’s Board of Directors (“Board” or “Board of Directors”) until our 2020 Annual Meeting of Stockholders. Detailed information about all of our directors’ backgrounds and areas of expertise can be found beginning on page 7.

				Committees
Name	Position	Director Since	Independent	Audit	Compensation and Organization	Governance and Nominating	Executive
James R. Craigie	Chairman, Retired Chief Executive Officer, Church & Dwight Co, Inc.	2004					X

Robert D. LeBlanc	Retired President and Chief Executive Officer, Handy & Harman	1998	X			Chair	X

Janet S. Vergis	Executive Advisor	2014	X	X

Church & Dwight Co. | 2017 Proxy Statement	1

SUMMARY

CORPORATE GOVERNANCE

We strive to maintain effective corporate governance practices and policies. We believe that the following practices and policies contribute to our strong governance profile:

Director Independence	◾	8 of 10 directors are independent under the NYSE listing standards
	◾	3 fully independent Board committees: Audit, Compensation & Organization, and Governance & Nominating
	◾	Independent Lead Director presides over executive sessions of the Board and facilitates communication with the independent directors
Board Accountability	◾	Our directors are subject to “majority voting”, and each incumbent director nominee submits, prior to the Annual Meeting, an irrevocable resignation in writing that our Board of Directors may accept if a majority of stockholders do not re-elect the director in an uncontested election
Board Leadership	◾	Annual assessment and determination of Board leadership structure
	◾	Annual election of independent Lead Director when Chairman/CEO roles are combined or when the Chairman is not independent
	◾	Lead Director has strong role and significant governance duties, including approval of Board agendas and chairing executive sessions of all independent directors
Board Evaluation and Effectiveness	◾	Annual Board, Committee, and individual director evaluations
Board Refreshment	◾	Board members submit resignation letters effective upon the election of their successor following their 72nd birthday (the Board may waive this requirement if in the best interest of stockholders)
	◾	Annual review of board succession plans
Director Engagement	◾	Each director attended at least 75-percent of the aggregate number of meetings held by the Board and all Committees of the Board on which such director served in 2016
	◾	Board policy limits director membership to four other public company boards (without the approval of the Governance & Nominating Committee)
	◾	Stockholder ability to contact directors (as described beginning on page 18)
Director Access	◾	Significant interaction with the Company’s senior business leaders through regular business reviews
	◾	Directors have direct access to senior management and other employees
	◾	Directors have authorization to hire outside experts and consultants and to conduct independent investigations
Clawback and Anti-Hedging Policies	◾	Clawback policy permits the Company to recoup certain compensation payments and grants, under the Company’s Annual Incentive Plan and Omnibus Equity Compensation Plan, to the extent required by law. Insider trading policy prohibits directors, officers, and other designated employees from engaging in any pledging, short sales, or hedging involving Company stock
Share Ownership	◾	CEO is required to hold shares equivalent to 6x base salary
	◾	CFO is required to hold shares equivalent to 3x base salary
	◾	All other senior executives are required to hold shares equivalent to 2.5x base salary
	◾	Directors are required to hold shares equivalent to 5x the standard annual retainer
Compensation Practices	◾	Target compensation opportunities are competitive in markets in which we compete for management talent
	◾	Use of short-term and long-term incentives ensure a strong connection between Company performance and actual compensation realized
	◾	No excise tax gross-ups for change-in-control payments
	◾	No defined pension benefit plan or similarly actuarially valued pension plan for executives
	◾	Limited perquisites
	◾ ◾	Repricing of stock options is prohibited without prior stockholder approval Our Annual Incentive Plan utilizes four diverse metrics to avoid over-emphasis on any one measure

2	Church & Dwight Co. | 2017 Proxy Statement

PROXY STATEMENT

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628

(609)  806-1200

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by our Board for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 4, 2017 and at any adjournments thereof.

Who Can Vote

Each holder of record of our common stock at the close of business on March 7, 2017 is entitled to vote at the Annual Meeting. At the close of business on March 7, 2017, there were 254,036,001 shares of our common stock outstanding.

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

The Securities and Exchange Commission (“SEC”) has adopted rules that allow us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders may access these materials and vote over the Internet or by telephone or request delivery of a full set of materials by mail or email. We have elected to utilize this process for the Annual Meeting. We began mailing the required notice, called a Notice Regarding Availability of Proxy Materials (“Notice”), to stockholders on or about March 22, 2017. The proxy materials have been posted on the Internet, at https://materials.proxyvote.com/171340. If you received a Notice by mail, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

How You Can Vote

You may vote by any of the following methods:

•	In person. Stockholders of record and beneficial stockholders with shares held in street name (held in the name of a broker or other nominee) may vote in person at the Annual Meeting. If you hold shares in street name, you must obtain a legal proxy from your broker or other nominee to vote in person at the Annual Meeting.

•	By telephone or via the Internet. You may vote by proxy, either by telephone or via the Internet, by following the instructions provided in the Notice, proxy card, or voting instruction card.

•	By mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by signing and returning the proxy card or voting instruction card.

If you vote by telephone or via the Internet, please have your Notice or proxy card available. The control number appearing on your Notice or proxy card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, and returned a proxy card by mail.

How You May Revoke or Change Your Vote

You have the power to change or revoke your proxy at any time before it is voted at the Annual Meeting as follows:

•	Stockholders of record. You may change or revoke your vote by submitting a written notice of change or revocation to our Secretary at the address listed above or by submitting another timely vote (including a vote via the Internet or by telephone). For all methods of voting, the last vote cast will supersede all previous votes.

Church & Dwight Co. | 2017 Proxy Statement	3

PROXY STATEMENT

•	Beneficial owners. You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

•

Savings and Profit Sharing Plan participants.    You may change or revoke your voting instructions by May 1, 2017, by either revising your instructions via the Internet, by telephone, or by submitting to the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date.

Required Vote

You are entitled to cast one vote for each share of common stock you own on March 7, 2017, the record date. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

Our by-laws provide for majority voting in uncontested director elections. As a result, at the Annual Meeting, directors will be elected by the affirmative vote of a majority of the votes cast (in person or by proxy) in an uncontested election. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker “non-votes” are not counted as votes for or against a nominee. If you “abstain” from voting with respect to director nominees, your shares will be counted for purposes of a quorum, but will have no effect on the election of the nominees. All of our director nominees are currently serving on our Board of Directors. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on our Board of Directors as a “holdover director.” Under our Corporate Governance Guidelines (“Corporate Governance Guidelines”), each incumbent director nominee submits, prior to the Annual Meeting, a contingent resignation that our Board of Directors may accept if stockholders do not re-elect the director. If a director is not re-elected by our stockholders, the Governance & Nominating Committee would make a recommendation to our Board of Directors on whether to accept or reject the resignation of that director, or whether to take other action. Our Board of Directors would act on the resignation, taking into account the Governance & Nominating Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results are certified.

Any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the majority of votes represented at the meeting (in person or by proxy) and entitled to vote on the matter. An abstention will have the same effect as a vote against with respect to the advisory vote on the compensation of our named executive officers, the advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, the approval of our Second Amended and Restated Annual Incentive Plan (the “Amended Plan”), the proposal to amend our Restated Certificate of Incorporation (“Certificate of Incorporation”) and the ratification of our independent registered public accounting firm for 2017. Brokers will not have discretionary authority to vote on the election of our directors, the advisory vote on the compensation of our named executive officers, the advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, the approval of our Amended Plan, or the proposal to amend our Certificate of Incorporation, and a broker “non-vote” is not counted for purposes of voting on these matters.

How Shares Will be Voted

Stockholders of record.    If you are a stockholder of record and you:

•	indicate when voting via the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or

•	sign and return a proxy card without giving specific voting instructions,

4	Church & Dwight Co. | 2017 Proxy Statement

PROXY STATEMENT

then the proxy holders will vote your shares FOR the election of the nominees described in this proxy statement, FOR the compensation of our named executive officers, that the advisory vote on the compensation of our named executive officers be held every ONE year, FOR approval of the Amended Plan, FOR the amendment to our Certificate of Incorporation to increase the number of authorized shares, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.

Beneficial owners.    If you hold shares in street name (in the name of a broker or other nominee), you must give instructions to your bank or broker on how you would like your shares to be voted. Under applicable New York Stock Exchange (“NYSE”) rules, your bank or broker has discretion to vote on “routine” matters, such as the ratification of the appointment of an independent registered public accounting firm, but does not have discretion to vote on “non-routine” matters, such as the election of directors, the proposal to approve the compensation of our named executive officers, the proposal to determine the frequency of the advisory vote on the compensation of our named executive officers, the approval of the Amended Plan, or the proposal to amend our Certificate of Incorporation. Thus, if a bank or broker holds your shares and you do not instruct the bank or broker how to vote on the election of directors, on the proposal related to the advisory vote on compensation of our named executive officers, on the frequency of the advisory vote on the compensation of our named executive officers, on the approval of the Amended Plan, or on the proposal to amend our Certificate of Incorporation, no votes will be cast on your behalf.

Savings and Profit Sharing Plan participants.    If you participate in the Church & Dwight Co., Inc. Savings and Profit Sharing Plan for Salaried Employees or the Church & Dwight Co., Inc. Savings and Profit Sharing Plan for Hourly Employees (the “Plans”), you may have voting rights regarding shares of our common stock credited to your account in the Plans. In order to permit the trustee to tally and vote the shares held in the Plans (“Plan Shares”), your instructions, whether by Internet, by telephone, or by proxy card, must be submitted on or prior to May 1, 2017. If you do not instruct the trustee how to vote, your Plan Shares will be voted by the trustee in the same proportion that it votes Plan Shares for those accounts in the Plans for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of the Plans and the associated trust agreements.

Other matters.    Our Board of Directors is not aware of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote in their discretion on such matters.

Who can attend the Annual Meeting

Only stockholders as of the record date, March 7, 2017, or duly appointed proxies, may attend the Annual Meeting. No guests will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive

The Annual Meeting will be held at Church & Dwight’s Headquarters, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628. Admission to the Annual Meeting will begin at 11:00 a.m., Eastern Daylight Time.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 11:00 a.m., Eastern Daylight Time, to ensure that you are seated by the commencement of the Annual Meeting at 12:00 p.m., Eastern Daylight Time;

•	be prepared to comply with security requirements, which may include security guards searching all bags, among other security measures;

•

leave your camera at home because cameras, transmission, broadcasting, and other recording devices will not be permitted in the meeting room (and we will ask that smart phones be turned off during the meeting); and

Church & Dwight Co. | 2017 Proxy Statement	5

PROXY STATEMENT

•

bring photo identification, such as a driver’s license, and proof of ownership of our common stock on the record date, March 7, 2017. If you are a holder of record, the top half of your proxy card or your Notice of Availability is your admission ticket. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee, or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank, trustee, or other nominee that holds your shares of common stock.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

Costs of Solicitation

Solicitation of proxies on our behalf may be made by our directors or employees by mail, in person, and by telephone. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained D.F. King & Co., Inc. (“D.F. King”) to aid in the solicitation of proxies for a fee estimated not to exceed $7,500 plus out-of-pocket expenses. We will pay all costs of the solicitation, and will indemnify D.F. King against liabilities relating to or arising from their proxy solicitation services conducted on our behalf, other than those resulting from D.F. King’s willful misconduct or gross negligence. We also will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for forwarding Notices and proxy materials to beneficial owners.

6	Church & Dwight Co. | 2017 Proxy Statement

PROPOSAL 1

PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for the division of our Board of Directors into three classes, with the directors in each class serving for a term of three years. Our Board of Directors currently consists of ten members, with each class consisting of three members, except for the class whose term ends in 2018, which consists of four members. Our Board of Directors increased the number of Directors from nine to ten, effective January 4, 2016.

At the Annual Meeting, three directors will be elected to serve until the 2020 Annual Meeting, in each case, until their successors are elected and qualified. Our Board of Directors has nominated James R. Craigie, Robert D. LeBlanc and Janet S. Vergis, all of whom currently serve as members of our Board of Directors, for election as directors at the Annual Meeting to serve until the 2020 Annual Meeting. All nominees have agreed to be named in this proxy statement and to serve if elected.

In considering individuals to recommend for nomination as directors, the Governance & Nominating Committee seeks persons who collectively possess the range of attributes described below under “Corporate Governance—Governance & Nominating Committee.” The Governance & Nominating Committee and our Board of Directors believe that the nominees listed below and the directors continuing in office collectively possess these attributes, which, together with their respective experience described in the biographical summaries below, make each nominee or director, as applicable, well qualified to serve on our Board of Directors.

We do not anticipate that any of the nominees will become unavailable to serve as a director for any reason. However, if they become unavailable, the persons named in the enclosed form of proxy will vote for any substitute nominee designated by our Board of Directors, unless our Board of Directors determines to reduce the number of directors in the relevant class.

Your Board of Directors unanimously recommends a vote FOR all of the following nominees.

Information concerning the nominees and continuing members of our Board of Directors is provided below:

Standing for Election for Term Expiring in 2020

JAMES R. CRAIGIE
Chairman since 2007 Director since 2004 Non-Independent Age: 63 ◾ Executive Committee

Professional Experience

Mr. Craigie has been our Chairman since 2007. From May 2007 to January 2016 he was our Chairman and Chief Executive Officer. From July 2004 through May 2007, he was our President and Chief Executive Officer. From December 1998 through September 2003, he was President and Chief Executive Officer and a member of the board of directors of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. From 1983 to November 1998, Mr. Craigie held various senior management positions with Kraft Foods Inc. Prior to entering private industry, he served for six years as an officer in the U.S. Navy.

Church & Dwight Co. | 2017 Proxy Statement	7

PROPOSAL 1

Other Boards and Appointments

Mr. Craigie currently serves as a member of the Boards of Directors of TerraVia Holdings, Inc. (formerly Solazyme, Inc.), a renewable oil and bioproducts company, Bloomin’ Brands, Inc., a casual dining company, and the Gettysburg Foundation, a non-profit foundation involved with restoring the Gettysburg battlefields. From 2006 to 2014, he was a member of the board of directors of Meredith Corporation, a media and marketing company.

Director Qualifications

Mr. Craigie’s intimate knowledge of our Company, gained through over ten years of service as our Chief Executive Officer, enables him to provide important insights regarding our operations, including finance, marketing, strategic planning, and senior management personnel matters. In addition, his leadership in connection with several of our acquisitions and dispositions, together with his stewardship over the sale of several businesses at Spalding Sports Worldwide, underscore his strong ability to evaluate business combination and disposition opportunities. Mr. Craigie’s experience as a member of other public company boards and their committees enables him to provide valuable insights into our corporate governance and risk management.

ROBERT D. LEBLANC
Lead Director since 2010 Director since 1998 Independent Age: 67 ◾ Chair, Governance & Nominating Committee ◾ Executive Committee

Professional Experience

Mr. LeBlanc retired in 2003 as President and Chief Executive Officer of Handy & Harman, a diversified industrial manufacturer, and as Executive Vice President and member of the board of directors of Handy & Harman’s parent company, WHX Corporation, where he had been employed since 1996.

Other Boards and Appointments

From 2008 to 2013, Mr. LeBlanc was a member of the board of directors of Joliet Equipment Corporation, an industrial motor and motor repair company. From December 2003 to December 2006, he was a member of the Board of Directors of Opinion Research Corporation, a demographic, health, and market research company. From 2006 to 2011, he was a member of the board of advisors of Jetera, Inc., a precision media company.

Director Qualifications

Mr. LeBlanc’s experience as a chief executive officer of an industrial manufacturer and background in the global chemical industry enable him to share important insights with our Board of Directors on a variety of matters involving our Specialty Products Division, the raw materials and processes used in our production facilities, and our operations generally, including marketing, information technology, capital structure and business integration. In addition, his experience as a member of the boards of directors of several public and private companies enables him to provide an informed perspective on interaction with executive management and on executive compensation and corporate governance matters.

8	Church & Dwight Co. | 2017 Proxy Statement

PROPOSAL 1

JANET S. VERGIS
Director since 2014 Independent Age: 52 ◾ Audit Committee

Professional Experience

Ms. Vergis has served as an Executive Advisor for private equity firms since January 2013, where she identifies and evaluates healthcare investment opportunities. From January 2011 to August 2012, she was the Chief Executive Officer of OraPharma, Inc., a specialty pharmaceutical company dedicated to oral health, where she led that company’s successful turnaround and its subsequent sale. From 2004 to 2009, Ms. Vergis served as President of Janssen Pharmaceuticals, McNeil Pediatrics and Ortho-McNeil Neurologics. From 1988 to 2004 she served in various positions of increasing responsibility in executive leadership, research and development, new product development, sales, and marketing with Johnson & Johnson and its subsidiaries.

Other Boards and Appointments

Ms. Vergis is currently a member of the board of directors of Impax Laboratories, a technology-based specialty and generic pharmaceutical company and MedDay Pharmaceuticals, a biotechnology company that develops drugs for nervous system disorders. She was also a member of the Board of Directors of OraPharma, Inc., and Lumara Health, a specialty branded pharmaceutical company with a primary focus on women’s healthcare.

Director Qualifications

Ms. Vergis’ more than 25 years of pharmaceutical leadership experience, together with her extensive background in research and development, new product development (including products regulated by the U.S. Food and Drug Administration), sales, and marketing, combined with her focus in the areas of oral health and women’s health, enable her to provide important perspectives to our Board of Directors on a range of matters relating to our operations.

Church & Dwight Co. | 2017 Proxy Statement	9

PROPOSAL 1

Continuing Directors

Current Term Expires in 2019

BRADLEY C. IRWIN
Director since 2006 Independent Age: 58 ◾ Audit Committee

Professional Experience

Mr. Irwin has been the President and Chief Executive Officer of Welch Foods Inc., a global processor and marketer of juices and jams, since February 2009. Mr. Irwin was President of Cadbury Adams North America LLC, the North American confectionery business unit of Cadbury Schweppes plc. (“Cadbury Schweppes”), from June 2007 through November 2008. From April 2003 through June 2007, Mr. Irwin was President of Cadbury Adams USA LLC, the United States confectionery business unit of Cadbury Schweppes. Mr. Irwin served as President of Mott’s Inc., a business unit of Cadbury Schweppes, from May 2000 through April 2003. From 1980 through 1999, Mr. Irwin served in various capacities for The Procter & Gamble Company.

Director Qualifications

Mr. Irwin’s more than 30 years of experience in the consumer products industry, including his service in executive capacities at large multinational public companies that market products in the same categories as some of our products, enables him to provide valuable insights into a wide variety of matters relating to our operations. These matters include, among others, strategic planning, risk assessment, and international operations.

PENRY W. PRICE
Director since 2011 Independent Age: 48 ◾ Compensation & Organization Committee

Professional Experience

Mr. Price has been the Vice President, Global Sales, Marketing Solutions of LinkedIn Corporation since October 2013. From June 2011 through October 2013, he was President of Dstillery, Inc., a marketing technology company formerly known as Media6Degrees, LLC. From June 2004 through June 2011, he served in various capacities at Google, Inc., a provider of Internet-related products and services, the last of which was Vice President, Agency Sales and Partnerships, Worldwide. From July 2000 through June 2004, Mr. Price served as

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Sales Director of Wenner Media, LLC, a company engaged in the publication of magazines and production of radio and television programs, where he was principally responsible for revenue generation and strategic partnerships.

Other Boards and Appointments

Mr. Price was a member of the board of directors of Dstillery, Inc. from September 2013 until September 2014.

Director Qualifications

Mr. Price’s extensive experience as a senior executive in companies specializing in digital marketing, advertising, and social networks enables him to provide valuable perspectives on our marketing initiatives and strategies, including the use of social media and digital technology to reach new consumers.

ARTHUR B. WINKLEBLACK
Director since 2008 Independent Age: 59 ◾ Chair, Compensation & Organization Committee ◾ Executive Committee

Professional Experience

Mr. Winkleblack retired in June 2013 as Executive Vice President and Chief Financial Officer of the HJ Heinz Company, a global packaged food manufacturer, where he had been Executive Vice President and Chief Financial Officer since January 2002. From 1999 through 2001, Mr. Winkleblack was Acting Chief Operating Officer, Perform.com, and Chief Executive Officer, Freeride.com, at Indigo Capital. Earlier in his career, Mr. Winkleblack held senior finance positions at the C. Dean Metropoulos Group, Six Flags Entertainment Corporation, AlliedSignal, Inc., and PepsiCo, Inc. Mr. Winkleblack also provides financial and capital markets consulting services to Ritchie Brothers Auctioneers, an industrial auctioneer, where he serves as the Senior Advisor to its CEO, Ravichandra K. Saligram, who also serves on our Board of Directors.

Other Boards and Appointments

Mr. Winkleblack currently serves as a member of the board of directors of Performance Food Group, a company specializing in the distribution of food and food-related products to customers throughout the United States, and The Wendy’s Company, a global quick service restaurant company. From 2013 to 2015, he was a member of the board of directors of RTI International Metals, Inc., an NYSE-listed company specializing in advanced titanium products for the aerospace, defense and medical device markets.

Director Qualifications

Mr. Winkleblack’s substantial executive experience across a broad range of industries enables him to provide our Board of Directors with knowledgeable perspectives on strategic planning, international operations, and mergers and acquisitions. In addition, his nearly twelve years of experience as the Chief Financial Officer of a large, multinational, consumer goods company enables him to bring important perspectives to our Board of Directors on performance management, business analytics, finance and capital structure, compliance, risk management, public company reporting, and investor relations.

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PROPOSAL 1

Current Term Expires in 2018

T. ROSIE ALBRIGHT
Director since 2004 Independent Age: 70 ◾ Compensation & Organization Committee

Professional Experience

Ms. Albright retired in September 2001 as President, Carter Products Division of Carter-Wallace, Inc. (“Carter-Wallace”), where she had been employed since December 1995. From November 1993 through November 1995, she served as General Manager and Executive Vice President, Revlon Beauty Care Division, and Executive Vice President, Almay Cosmetics Division, of Revlon, Inc. From September 2001 through May 2004 she was an advisor to the Board of Directors of Armkel LLC (“Armkel”). Armkel succeeded to a portion of Carter-Wallace’s consumer products division in September 2001 and was merged into Church & Dwight in May 2004.

Other Boards and Appointments

From 1995 until December 2015, Ms. Albright was a member of the board of directors of UIL Holdings Corporation, a holding company for The United Illuminating Company, a regulated utility.

Director Qualifications

Ms. Albright’s experience as an executive and as a member of the boards of directors of public consumer products companies, including experience as president of the former Carter-Wallace division that manufactured and marketed a number of consumer products we subsequently acquired, enables her to provide valuable perspectives on the management and marketing of our consumer products portfolio. In addition, her experience as a member of the audit, compensation, and governance committees of public company boards of directors enables her to share with our Board of Directors helpful insights on risk management, corporate governance and executive compensation matters.

MATTHEW T. FARRELL
Director since 2016 Non-Independent Age: 60 ◾ Executive Committee

Professional Experience

Mr. Farrell has been our President and Chief Executive Officer since January 2016. From November 2014 to January 2016, he was our Executive Vice President, Chief Operating Officer, and Chief Financial Officer, prior to which he served as our Executive Vice President, Finance and Chief Financial Officer since May 2007. From

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September 2006 through May 2007, he was our Vice President and Chief Financial Officer. Mr. Farrell was Executive Vice President and Chief Financial Officer of Alpharma Inc. from April 2002 through August 2006. From July 2000 through April 2002, he served as Vice President, Investor Relations & Communications at Ingersoll-Rand Ltd. From November 1994 through June 2000, he held various senior financial positions at AlliedSignal Inc.

Other Boards and Appointments

Mr. Farrell currently serves as a member of the board of directors of Lydall, Inc., a supplier of engineered thermal, acoustical, and filtration products.

Director Qualifications

Mr. Farrell’s intimate knowledge of our Company, gained through over ten years of executive service as our Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, combined with his nearly four years of experience as the Chief Financial Officer of a pharmaceutical company and other finance and investor relations roles at large multinational companies enable him to provide important insights and leadership to us and our Board of Directors regarding our operations, including marketing, strategic planning, mergers and acquisitions, finance and capital structure, performance management, business analytics, compliance, risk management, public company reporting and governance, and investor relations.

RAVICHANDRA K. SALIGRAM
Director since 2006 Independent Age: 60 ◾ Governance & Nominating Committee

Professional Experience

Mr. Saligram has been the Chief Executive Officer and a member of the board of directors of Ritchie Bros. Auctioneers Incorporated, the world’s largest industrial equipment auctioneer, since July 2014. From November 2010 through November 2013, he served as the Chief Executive Officer, President, and a member of the board of directors of OfficeMax Incorporated, a company engaged in business-to-business and retail office products distribution. From 2003 through November 2010, he served in executive management positions with ARAMARK Corporation, a global food services company, including Executive Vice President, President, ARAMARK International, and Chief Globalization Officer, and Senior Vice President of ARAMARK Corporation. From 1994 through 2002, Mr. Saligram served in various capacities for the InterContinental Hotels Group, a global hospitality company, including as President of Brands & Franchise, North America, Chief Marketing Officer & Managing Director, Global Strategy, President, International and President, Asia Pacific. Earlier in his career, Mr. Saligram held various general and brand management positions with S. C. Johnson & Son, Inc. in the United States and overseas.

Director Qualifications

Mr. Saligram’s extensive experience building businesses and brands in the industrial products, office products distribution, consumer packaged goods, hospitality, and consumer and managed services industries and leadership over operational teams in a large number of countries, enable him to provide our Board of Directors with a valuable global perspective on governance and control matters, as well as on strategic planning and risk assessment.

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PROPOSAL 1

ROBERT K. SHEARER
Director since 2008 Independent Age: 65 ◾ Chair, Audit Committee ◾ Executive Committee

Professional Experience

Mr. Shearer retired in March 2015, as Senior Vice President and Chief Financial Officer of VF Corporation, a global lifestyle apparel company where he served in that capacity since May 2005. He also served VF Corporation in several other capacities since 1986, including Vice President, Finance and Chief Financial Officer from July 1998 to May 2005. Earlier in his career, Mr. Shearer held a senior audit position with Ernst & Young LLP.

Other Board and Appointments

From May 2015 through April 2016 Mr. Shearer served as a member of the board of directors of The Fresh Market, Inc., a specialty grocery retailer.

Director Qualifications

Mr. Shearer’s recent role as Chief Financial Officer of VF Corporation, coupled with his 12 years of experience in public accounting, enables him to provide our Board of Directors and the Audit Committee with important insights on a range of financial and internal control matters, as well as on matters relating to capital structure, information systems, risk management, and public reporting. In addition, his participation in VF Corporation expansion initiatives, including a number of acquisitions and growth in international markets, enables him to provide important insights on international operations, business combination opportunities, and strategic planning.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

BOARD COMPOSITION

Our Board of Directors is currently comprised of T. Rosie Albright, James R. Craigie, Matthew T. Farrell, Bradley C. Irwin, Robert D. LeBlanc, Penry W. Price, Ravichandra K. Saligram, Robert K. Shearer, Janet S. Vergis, and Arthur B. Winkleblack.

CORPORATE GOVERNANCE GUIDELINES AND OTHER CORPORATE GOVERNANCE DOCUMENTS

Our Corporate Governance Guidelines, including guidelines for the determination of director independence, the responsibilities and duties of our Board of Directors, director access to management and independent advisors, director compensation, the committees of our Board of Directors, and other matters relating to our corporate governance, are available on the “Investors” page of our website, www.churchdwight.com. Also available on the “Investors” page are other corporate governance documents, including our Code of Conduct (“Code of Conduct”) and the Charters of the Audit Committee, Compensation & Organization Committee, and Governance & Nominating Committee.

Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

BOARD OF DIRECTORS INDEPENDENCE

Our Corporate Governance Guidelines provide that a majority of our Board of Directors shall consist of independent directors who meet the criteria for independence required by the NYSE listing standards. A director will be considered independent if our Board of Directors affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder, or officer of an organization that has a relationship with us). In assessing the materiality of a relationship, our Board of Directors considers all relevant facts and circumstances. In addition to the independence standards established by the NYSE, we have adopted categorical standards under the Corporate Governance Guidelines designed to assist our Board of Directors in assessing independence. Under these standards, none of the following relationships necessarily disqualifies a director or nominee from being considered “independent”:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with us,

•

A director’s service as an executive officer of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from us for property or services in an amount which, in any of the last three fiscal years, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues, or

•

A director’s service as an executive officer of a charitable organization that received annual contributions from the Company that have not exceeded the greater of $1 million or two percent of such charitable organization’s annual gross revenues in any of such charitable organization’s last three fiscal years.

Our Board of Directors reviewed and analyzed the independence of each director in February 2017 to determine whether any particular relationship or transaction involving any director, or any director’s affiliates or immediate family members, was inconsistent with a determination that the director is independent for purposes of serving on our Board of Directors and its committees. During this review, our Board examined transactions and relationships between directors or their affiliates and family members and Church & Dwight. As a result of this review, in February 2017, our Board affirmatively determined that each of T. Rosie Albright, Bradley C. Irwin, Robert D. LeBlanc, Penry W. Price, Ravichandra K. Saligram, Robert K. Shearer, Janet S. Vergis, and Arthur B. Winkleblack is independent within the meaning of the NYSE listing standards and under the categorical standards described in the Corporate Governance Guidelines.

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Our Board of Directors has further determined that each of the members of the Audit Committee, Compensation & Organization Committee, and Governance & Nominating Committee is independent within the meaning of the NYSE listing standards, and that the members of the Audit Committee and the Compensation & Organization Committee meet the additional independence requirements of the NYSE listing standards applicable to audit committee members and compensation committee members, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors who served on the Compensation & Organization Committee in fiscal year 2016 has ever served as one of our officers or employees. In addition, none of the directors who served on the Compensation & Organization Committee had any relationship with us or any of our subsidiaries during fiscal year 2016 pursuant to which disclosure would be required under applicable rules and regulations of the SEC pertaining to the disclosure of transactions with related persons. During fiscal year 2016, none of our executive officers served as a member of the compensation committee (or other committee performing similar functions or, in the absence of any such committee, the entire board of directors), or on the board of directors, of any other entity of which an executive officer of such other entity served on our Board of Directors or the Compensation & Organization Committee.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Our Board of Directors meets in regularly scheduled executive sessions without any members of our management, including the CEO or the non-independent Chairman of the Board, present. The Lead Director, currently Mr. LeBlanc, is responsible for chairing the executive sessions of our Board of Directors.

BOARD OF DIRECTORS RISK OVERSIGHT

Our Board of Directors, acting principally through the Audit Committee, is actively involved in the oversight of the significant risks affecting our business. Our Board of Directors’ and the Audit Committee’s risk oversight activities are focused on management’s risk assessment and management processes, as well as on our ethics and compliance program.

Our Internal Audit department administers a vigorous risk assessment effort every other year, in collaboration with all of our directors and executive officers. This process is designed to identify and rank the most significant risks that affect our Company, including consideration of a large number of risks associated with companies in the consumer products industry. The assessed risks encompass, among others, economic, industry, enterprise, operational, compliance, sustainability and financial risks. Our President and Chief Executive Officer assigns an executive officer to lead the management of each of those risks identified as among the most significant. As part of the risk management process, our Internal Audit department annually prepares an Internal Audit project plan under which it reviews activities directed to mitigate business and financial related risks. This plan is subject to Audit Committee approval.

Our Director, Internal Audit (“Internal Audit Director”) meets quarterly with our executive officers to assess any changes in the magnitude of identified risks, as well as the status of mitigation activities with regard to the most significant risks. Our Internal Audit Director reports directly to the Audit Committee and advises the Audit Committee on a quarterly basis regarding management’s risk assessment process and the progress of mitigation activities designed to facilitate the maintenance of risk within acceptable levels. The Audit Committee, in turn, reports to our Board of Directors with regard to these matters on a quarterly basis.

Our General Counsel leads our ethics and compliance risk oversight program through the Compliance Council, which is comprised of various functional representatives and compliance subject matter experts. The Compliance Council meets regularly to review the health of the program, opportunities for improvement, and the status of execution against agreed program priorities. Our General Counsel also meets regularly with the Audit Committee, either alone or together with subject matter experts from the Compliance Council, to review the health of our compliance and ethics program, its priorities, and the status of execution against those priorities. Annually,

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our General Counsel provides a comprehensive review of the compliance and ethics program to our Board of Directors, and supplements this review, from time to time, as requested by our Board of Directors or as appropriate with respect to specific compliance risk areas or issues.

In addition to the efforts of our Board of Directors and the Audit Committee to address risk oversight, the Compensation & Organization Committee annually reviews our compensation policies and practices to confirm that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. As a result of its most recent review in 2016, the Compensation & Organization Committee concluded that our incentive compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us for the following reasons:

•

The four 2016 performance metrics selected under our Amended and Restated Annual Incentive Plan (“Annual Incentive Plan”) were counterbalanced so that, for example, an undue focus on net sales at the expense of gross margins would not result in a higher payout.

•

Awards earned based on achievement of corporate performance objectives under the Annual Incentive Plan may be reduced (but not increased) at the discretion of the Compensation & Organization Committee based on individual factors.

•	We cap maximum awards under the Annual Incentive Plan so they cannot exceed 200 percent of the plan target award, which limits the potential for excessive emphasis on short-term incentives.

•

Stock options constitute a substantial portion of an executive’s total remuneration and vest as to all underlying shares on the third anniversary of the date of grant, which encourages a longer-term focus.

•	Annual stock option grants result in overlapping three-year vesting periods, which reduces the risk of an inappropriate focus on one vesting date.

•	Our stock ownership guidelines require that our executives hold a significant amount of our stock to further align their interests to the interests of our stockholders on a long-term basis.

Our Board of Directors believes that our compensation system, our division of risk oversight responsibilities, and our Board of Directors’ leadership structure comprise and support the most effective risk management approach.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

The Corporate Governance Guidelines provide that our Board of Directors may determine from time to time what leadership structure works best for our Company, including whether the same individual should serve both as Chairman of our Board of Directors and Chief Executive Officer (“CEO”). In addition, the guidelines provide that if the same individual serves as Chairman of our Board of Directors and CEO, or the Chairman is otherwise not independent, our Board of Directors shall have an independent Lead Director.

Since January 2016, the Board has split the Chairman and CEO roles, when Mr. Farrell was elected as President and CEO and Mr. Craigie retired as our CEO but continued as non-executive Chairman. The Board determined that it would be in the best interest of the Company to split the roles of Chairman and CEO upon Mr. Craigie’s retirement, as CEO, to provide for continuity of Board leadership and strategic oversight by retaining Mr. Craigie, who served as President and CEO from 2004 to 2007 and as Chairman and CEO from 2007 to 2016. This allows Mr. Farrell to focus on business matters in his role as President and CEO. As CEO, Mr. Farrell reports to the Board and, as a director, attends all Board meetings.

We also believe it is important to provide effective leadership and representation for our independent directors. Therefore, our Board of Directors has selected Mr. LeBlanc, who has served on our Board of Directors since 1998, from among our independent directors to serve as Lead Director, a role he has held since 2010. The

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Lead Director presides over executive sessions and has the authority to call executive sessions. The Lead Director also consults with the entire Board of Directors and with our President and CEO and our Secretary on Board of Directors meeting agendas. In addition, the Lead Director acts as a contact person to facilitate communications between employees, stockholders, and others with the independent directors.

We believe that the presence of a Lead Director enhances the ability of our Board of Directors to provide independent oversight and supplements the following corporate governance practices, which also facilitate independent oversight:

•	All of our directors, other than our Chairman of our Board of Directors and our President and CEO, are independent.

•	All of the members of the Audit Committee, Compensation & Organization Committee, and Governance & Nominating Committee are independent.

•	Our Board of Directors and each of its standing committees meet in regularly scheduled executive sessions without the presence of management.

•	Our Board of Directors completes an annual assessment of the effectiveness of the full Board of Directors, each of its standing committees, and individual directors.

COMMUNICATION WITH THE BOARD OF DIRECTORS

While management has primary responsibility for stockholder engagement, our Board of Directors is regularly informed about management’s stockholder engagement efforts as part of its oversight role and is committed to enhancing stockholder value and to considering requests from our stockholders that will help us achieve this goal. Our stockholder engagement practices and controls, which are designed to support our commitment to constructive communications between our stockholders and the independent directors, include the ability of our stockholders to attend the Annual Meeting, an annual advisory vote on executive compensation (“say-on-pay”), the ability to submit stockholder proposals and recommend candidates for election to our Board, and the ability to communicate directly with our Board of Directors.

Our Lead Director acts as a contact person to facilitate communications between employees, stockholders and others with the independent directors. The Lead Director, who is currently also Chair of the Governance & Nominating Committee, is responsible for ensuring that stockholder requests, recommendations, and proposals regarding governance-related matters are evaluated by that Committee, the Compensation & Organization Committee, or Audit Committee, as appropriate, and then by our Board of Directors based on the applicable Committee’s recommendation.

Any person who wishes to communicate with our Board of Directors, including the Lead Director or the independent directors as a group, may direct a written communication to our Board of Directors, the Lead Director, or the independent directors, at: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. Such correspondence (other than solicitations) will be logged in and forwarded to the Lead Director.

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BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Committees of the Board of Directors

The Board has four standing committees as set forth in the table below. During 2016, each incumbent director attended at least 75 percent of the aggregate number of meetings held by our Board and all Board committees on which such director served.

Director	Board	Audit	Compensation and Organization	Governance and Nominating	Executive
T. Rosie Albright	✓		✓
James R. Craigie(1)	Chair				✓
Matthew T. Farrell	✓				✓
Bradley C. Irwin	✓	✓
Robert D. LeBlanc	Lead Director			Chair	✓
Penry W. Price	✓		✓
Ravichandra K. Saligram	✓			✓
Robert K. Shearer	✓	Chair			✓
Janet S. Vergis	✓	✓
Arthur B. Winkleblack	✓		Chair		✓
Number of Meetings in 2016	5	5	6	5	0

(1)	On January 4, 2016, Mr. Craigie retired as President and CEO of the Company and was appointed as the non-executive Chairman of the Board.

Although we do not have a formal policy requiring attendance of directors at our Annual Meetings, we expect all directors to attend the Annual Meeting absent exceptional circumstances. All incumbent directors attended the 2016 Annual Meeting.

Audit Committee.    Under its Charter, the Audit Committee, among other responsibilities, (i) has sole authority to retain, set compensation and retention terms for, terminate, and oversee and evaluate the activities of, our independent registered public accounting firm; (ii) reviews and approves in advance the performance of all audit and permitted non-audit services, subject to the pre-approval policy discussed below under “Pre-Approval of Audit and Permissible Non-Audit Services”; (iii) reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements and certain other disclosures included in our filings with the SEC; (iv) reviews and discusses with management earnings press releases prior to their release; (v) discusses with management, internal audit personnel, and our independent registered public accounting firm, our risk assessment and risk management policies, including our major financial risk exposures and the security of the Company’s computerized information systems; (vi) oversees the internal audit function; (vii) discusses with management, internal audit personnel, and our independent registered public accounting firm the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting, and disclosure controls and procedures; and (viii) oversees the adoption, periodic review, and oversight of policies and procedures regarding business conduct and oversees our compliance and ethics program.

Our Board of Directors has determined that each of Mr. Shearer and Mr. Winkleblack is an “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the receipt of confidential, anonymous submissions by our employees with respect to concerns regarding potential violations of our

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compliance and ethics program, including questionable accounting or auditing matters. Such complaints and submissions may be made by writing to the following address: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. Complaints may also be made via the Internet at www.churchdwight.ethicspoint.com, or by calling our toll-free hotline. The Audit Committee regularly receives reports regarding potential violations of our compliance and ethics program and oversees certain investigations relating thereto. The number for calls placed within the United States and Canada is (855) 384-9879. The numbers for calls placed in other countries may be found on the Internet at www.churchdwight.ethicspoint.com. Such correspondence will be logged in and forwarded to the Chair of the Audit Committee or his/her designated delegates, who provide the Audit Committee with regular reports.

Compensation & Organization Committee.    Under its Charter, the Compensation & Organization Committee is responsible for approving the specific salary, bonuses, stock awards, and other compensation for our elected officers, which includes our named executive officers identified in the Summary Compensation Table on page 49. The Compensation & Organization Committee also, among other responsibilities, (i) oversees the design of our executive compensation programs, policies, and practices; (ii) reviews and approves the adoption, termination, and amendment of, and administers, our incentive and equity compensation plans; (iii) reviews and approves annually corporate goals and objectives as they relate to CEO and other executive officer compensation; (iv) evaluates whether our compensation policies and practices for our executive officers and other employees create risks that are reasonably likely to have a material adverse effect on us; and (v) collaborates with the Governance & Nominating Committee, regarding recommendations to our Board of Directors concerning executive officer succession.

In considering executive compensation, the Compensation & Organization Committee considers the executive compensation recommendations as well as the comparative public company data provided by Steven Hall & Partners, an independent compensation consultant engaged directly by the Compensation & Organization Committee. Steven Hall & Partners does not provide any other services to us. See “Compensation Discussion and Analysis” for additional information regarding the services provided by Steven Hall & Partners and information considered by the Compensation & Organization Committee. The Compensation & Organization Committee also takes into account statistical data and recommendations of our CEO. However, our CEO does not make recommendations regarding his own compensation.

Governance & Nominating Committee.    Under its Charter, the Governance & Nominating Committee, among other responsibilities, (i) develops and periodically reviews, and recommends to our Board of Directors, criteria for the selection of new directors to serve on our Board of Directors; (ii) identifies individuals qualified to become Board of Directors members consistent with our Board of Directors’ criteria for selecting new directors set forth in the Corporate Governance Guidelines; (iii) recommends to our Board of Directors nominees for the class of directors to be elected at the next annual meeting of stockholders and, where applicable, to fill vacancies; (iv) considers and makes recommendations to our Board of Directors on questions of independence and possible conflicts of interest of members of our Board of Directors and executive officers in accordance with the Corporate Governance Guidelines; (v) in collaboration with the Compensation & Organization Committee, makes recommendations to our Board of Directors concerning executive officer succession; (vi) oversees Board of Directors and committee evaluations; (vii) makes recommendations to our Board of Directors regarding corporate governance matters; and (viii) in consultation with the Compensation & Organization Committee, periodically reviews and makes recommendations to our Board of Directors regarding the compensation of our Independent Directors and other non-employee directors, if any, and the principles upon which such compensation is determined. In 2015, the Governance & Nominating Committee also began to oversee our sustainability program.

The Governance & Nominating Committee recommends to our Board of Directors candidates for nomination to our Board of Directors. When considering individuals to recommend for nomination as directors, the Governance & Nominating Committee seeks persons with diverse backgrounds who possess the following characteristics: integrity, education, commitment to our Board of Directors, business judgment, business experience, accounting and financial expertise, diversity, reputation, civic and community relationships, high performance standards, and the ability to act on behalf of stockholders.

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We do not have a formal policy for considering diversity in identifying and recommending nominees for election to our Board of Directors, but, as permitted by the Corporate Governance Guidelines, the Governance & Nominating Committee considers diversity from a variety of perspectives including, among others, differences of viewpoint, professional experience, education, skills, race, gender, and national origin, and other individual qualities and attributes that contribute to Board of Directors heterogeneity. The Governance & Nominating Committee balances these considerations when assessing the composition of our Board of Directors. The Governance & Nominating Committee may engage the services of third party search firms to assist in identifying and assessing the qualifications of director candidates.

The Governance & Nominating Committee will consider recommendations for director candidates from stockholders. Stockholder recommendations of candidates should be submitted in writing to: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. In order to enable consideration of a candidate in connection with the 2018 Annual Meeting of Stockholders, a stockholder must submit the following information by November 22, 2017: (i) the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the SEC; (ii) information about the relationship between the candidate and the recommending stockholder; and (iii) the written consent of the candidate to be named in the proxy statement and to serve as a director if elected. In considering any candidate proposed by a stockholder, the Governance & Nominating Committee will reach a conclusion as to whether to recommend such candidate to our Board of Directors based on the criteria described above. The Governance & Nominating Committee may seek additional information regarding the candidate. After full consideration, the stockholder recommending the candidate will be notified of the decision of the Governance & Nominating Committee (and of our Board of Directors, if the candidate is recommended to our Board of Directors for consideration). The Governance & Nominating Committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

Executive Committee.    The Executive Committee may exercise the authority of our Board of Directors, except as specifically reserved by Delaware law to our Board of Directors or as our Board of Directors otherwise provides.

SUCCESSION PLANNING

Our Board of Directors recognizes that one of its most important duties is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of the Chairman of our Board of Directors and our CEO and other senior members of executive management. Our succession planning process was evidenced in January 2016 when Matthew T. Farrell, our former Executive Vice President, Chief Operating Officer, and Chief Financial Officer, succeeded Mr. Craigie as our President and CEO; Richard A. Dierker, our former Vice President, Corporate Finance, succeeded Mr. Farrell as our Executive Vice President and Chief Financial Officer; and Britta B. Bomhard, our former General Manager, Europe, was promoted to Executive Vice President and Chief Marketing Officer.

Our CEO and other senior executive succession planning process includes identifying external candidates and identifying and developing potential internal candidates on an ongoing basis. The criteria used when assessing the qualifications of potential CEO successors are included on a position specification developed by our Board of Directors. Our Board of Directors is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.

In continuation of this process, the Governance & Nominating Committee, in collaboration with the Compensation & Organization Committee, agrees upon and recommends to the Board a succession plan for our CEO and other senior members of executive management in the ordinary course of business and in emergency situations. Through this process, our Board of Directors receives from our CEO and the head of Global Human Resources qualitative evaluations of, and recommendations concerning, potential successors to our CEO and our other senior executives, along with a review of any development plans recommended for such individuals. At least once annually, our Board of Directors reviews our succession plans. Succession planning is also regularly

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discussed in executive sessions of our Board of Directors and in committee meetings, as applicable. Our directors become familiar with internal potential successors for key leadership positions through various means, including a comprehensive annual talent and succession review, Board of Directors and committee meeting presentations, and less formal interactions throughout the course of the year.

Additionally, our Board of Directors, with support and recommendations from the Governance & Nominating Committee, oversees the succession of its members. To this end, at least once a year, in connection with its annual evaluation of our Board of Directors, its committees, and individual directors, our Board of Directors evaluates each director’s performance, relative strengths against a set of criteria, including those set forth in the Corporate Governance Guidelines, and future plans, including any retirement objectives. As part of that evaluation, our Board of Directors identifies areas of overall strength and weakness with respect to its composition. Our Board of Directors considers whether individual directors possess the personal characteristics identified above under the caption “Corporate Governance—Board of Directors Meeting and Board of Directors Committees—Governance & Nominating Committee,” and whether our Board of Directors as a whole possesses all of the following core competencies: accounting and finance, management, risk management, industry knowledge, knowledge of technology, marketing, digital marketing and social media, supply chain management, international markets, strategic vision, business development, product development, and corporate governance, among others.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all employees and directors of Church & Dwight and our worldwide subsidiaries. Among other things, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, promote full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file, and promote compliance with applicable governmental laws, rules, and regulations. The Code of Conduct requires the prompt internal reporting of violations of the Code of Conduct and contains provisions regarding accountability for adherence to the Code of Conduct. The Code of Conduct is available on the “Investors” page of our website at www.churchdwight.com. We are committed to satisfying the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct, including the conduct of an executive officer or member of our Board, by making disclosures concerning such matters available on the “Investors” page of our website. See “Corporate Governance and Other Board Matters—Board of Directors Meetings and Committees—Audit Committee” for a summary of our procedures for the submission, receipt, retention, and treatment of complaints with respect to concerns regarding potential violations of our compliance and ethics program. We have also adopted Global Operating Guiding Principles as part of our Responsible Sourcing Program. The Global Operating Guiding Principles reflect our commitment to internationally recognize human rights and social standards in our supply chain, and apply to all our employees and suppliers and are available on the “Investors” page on our website.

22	Church & Dwight Co. | 2017 Proxy Statement

CORPORATE GOVERNANCE

COMPENSATION OF DIRECTORS

In 2016, our directors fees, other than the CEO, consisted of the following:

Annual Retainer
•	Chairperson of the Board	$230,000
•	Lead Director *	$120,000
•	Chairperson of the Audit Committee	$118,000
•	Chairperson of the Compensation & Organization Committee	$116,000
•	Chairperson of the Governance & Nominating Committee	$114,000
•	Other non-employee directors	$100,000
Annual Equity
•	Annual Equity Grant	$120,000
Special Assignment
•	Special Assignment (Per Meeting)	$2,000

*	In 2016, our Lead Director who is also currently Chair of the Governance and Nominating Committee, received fees only in his capacity as Lead Director.

We pay fees to our directors in accordance with the Compensation Plan for Directors (as amended and restated, the “Compensation Plan for Directors”). Any fees payable to our directors under this plan may be deferred in accordance with our Deferred Compensation Plan for Directors, provided that a timely election is made by the director seeking such deferral. We also provide annual stock option awards to our directors under the Omnibus Equity Compensation Plan. All of these arrangements are described below.

Compensation Plan for Directors.    Our Compensation Plan for Directors became effective as of January 1, 2015 and provides for the payment of fee-based compensation (i.e., an annual retainer and any special assignment meeting fees) and annual equity grants to our directors, other than the CEO. Special assignment meeting fees are paid in consideration for attendance at meetings with respect to certain non-scheduled activities and projects requested by the Board. No special assignment meeting fees were paid in fiscal year 2016. The annual retainer amount is pro-rated for any director with less than a full year of service.

The Compensation Plan for Directors provides that all fee-based compensation payable to a director annually be paid either 100% in shares of our common stock, or 50% cash and 50% in shares of our common stock. The default method of payment is 100% in shares of our common stock, but in December of each year (and not later than December 31), the continuing directors may elect to receive, for the following year, payment of their fee-based compensation 50% in cash and 50% in shares of our common stock. Newly elected directors may make this election within 30 days of becoming a director. To determine the number of shares a director is entitled to receive under the plan, the annual retainer or special assignment meeting fee amount (as applicable) is divided by the closing price of a share of our common stock as reported on the NYSE on the applicable payment date.

In November 2016, the Governance & Nominating Committee, in consultation with the Compensation & Organization Committee, reviewed the compensation of our non-employee directors. As part of their review, the committee members consulted with Steven Hall & Partners, the compensation consultant retained by the Compensation & Organization Committee in connection with the review of the compensation paid to our executive officers. At the direction of the committee members, Steven Hall & Partners examined how the total compensation and each element of our non-employee director compensation program compares to the director compensation of the companies within our comparator group of peer companies identified and discussed in more detail on pages 36-37 (the “Compensation Comparator Companies”). Based on the analysis of Steven Hall & Partners, the overall compensation for our non-employee directors was below the median of the director compensation of the

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CORPORATE GOVERNANCE

Compensation Comparator Companies. The total compensation paid to our non-employee directors is targeted at a level that approximates the 50th percentile of the Compensation Comparator Companies. Based upon its review, the Governance & Nominating Committee, in consultation with the Compensation & Organization Committee, recommended to the Board the following annual retainers for our non-employee directors, effective January 1, 2017:

Annual Retainer
•	Chairperson of the Board	$272,000
•	Lead Director	$132,000
•	Chairperson of the Audit Committee	$128,000
•	Chairperson of the Compensation & Organization Committee	$125,000
•	Chairperson of the Governance & Nominating Committee	$120,000
•	Other non-employee directors	$110,000

These annual retainers were approved by the full Board of Directors in order to bring the retainers paid to our non-employee directors closer to the median of the retainers paid by the companies within our Compensation Comparator Group. No changes have been made to the Annual Equity Grant or special assignment fee that may be paid to our non-employee directors.

Annual Equity Grants for Directors.    The Compensation Plan for Directors provides that, unless otherwise established by our Board of Directors, equity grants to our non-employee directors will be made annually on the same date each year on which we make annual equity grants to our employees (which date occurs on the Monday falling most closely to the midpoint between the dates of our first and second quarter earnings releases). A new director will receive his or her initial equity grant on the date such individual commences service with us as a director. In 2016, as in prior years, the annual equity grants were comprised of stock option awards. All shares underlying the stock options granted to non-employee directors vest in full on the third anniversary of the grant date, subject to the director’s continued service on our Board of Directors. Upon any cessation of service due to death or disability, the stock options (to the extent unvested) continue to vest and all unexercised options remain outstanding until the third anniversary of such death or disability (or earlier until expiration of the option term). For any director who retires after serving on our Board of Directors for at least six years, the stock options (to the extent unvested) continue to vest and all unexercised options remain outstanding for the remainder of the option term. Stock options to our non-employees directors are granted under the Omnibus Equity Compensation Plan with a ten-year term. No non-employee director may receive more than one equity grant in any calendar year.

Deferred Compensation Plan for Directors.    The Deferred Compensation Plan for Directors provides an opportunity for our directors to defer payment of all or a portion of their respective director fees into a notional account until after termination of service. A director electing to defer payment must decide whether to receive the deferred payment in a lump sum or in annual installments over a period of up to ten years. A director must make any of the foregoing elections prior to the beginning of the calendar year for which the deferred fees are earned. Also, newly elected directors may make such election within 30 days of becoming a director. A director’s election is deemed to remain in effect with respect to the following year unless the director revokes or changes such election prior to the commencement of such following year. Following a termination of service, the director generally receives a number of shares of our common stock in accordance with his or her timely filed election, either in a lump sum or in annual installments over a period of up to 10 years, equal to the number of notional shares then outstanding in the director’s deferred compensation account under the plan. On a change in control, any and all deferred accounts (including any account being paid in installments) will be immediately distributed. The number of notional shares represented by amounts in a participating director’s account is set forth in the table captioned “Securities Ownership of Certain Beneficial Owners and Management” on page 29.

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CORPORATE GOVERNANCE

Stock Ownership Guidelines for Directors.    Our non-employee directors are expected to have a level of equity ownership in the Company designed to ensure that their interests are aligned with the interests of our stockholders. For 2016, the number of shares required to be held by a non-employee director was based on a multiple of five times the standard annual retainer for one of our directors that is not a committee chair, the Lead Director or the Chairman. Until such time when a non-employee director satisfies the stock ownership requirement, the director will be required to hold 50 percent of all shares of our common stock received upon the exercise of stock options, grants of stock, or upon lapse of the restrictions on restricted stock (in each case, net of any shares utilized to pay for the exercise price of an option and/or to satisfy tax withholding obligations).

Under our stock ownership guidelines, directors each have five years from the date on which they joined the Board to achieve their required stock ownership. The stock ownership of non-employee directors was recalculated against the guidelines effective January 1, 2016, based on our new stock ownership requirements and the closing price of our common stock on the last trading day of calendar year 2016 as reported on the NYSE. All of our non-employee directors who have been in their position for five years or more have achieved their current required stock ownership. Directors stock ownership are recalculated annually.

The stock ownership guidelines applicable to each of the non-employee directors in 2016, and our directors’ progress towards achieving the required stock ownership levels, are shown on the following table:

DIRECTOR STOCK OWNERSHIP GUIDELINES AND LEVELS

Name	Applicable Annual Retainer ($)(1)	Dollar Value of Shares Required to be Held ($)(1)	Applicable Price per Share ($)(1)	Required Number of Shares to be Held	Number of Shares Held at 12/31/16(2)
T. Rosie Albright	100,000	500,000	44.19	12,400	68,023
Bradley C. Irwin	100,000	500,000	44.19	12,400	41,570
Robert D. LeBlanc	100,000	500,000	44.19	12,400	68,610
Penry W. Price	100,000	500,000	44.19	12,400	13,652
Ravichandra K. Saligram	100,000	500,000	44.19	12,400	62,644
Robert K. Shearer	100,000	500,000	44.19	12,400	45,816
Janet S. Vergis(3)	100,000	500,000	44.19	12,400	6,144
Arthur B. Winkleblack	100,000	500,000	44.19	12,400	57,264

(1)

The amount in the Applicable Annual Retainer column represents the annual retainer of a director that is not a committee chair, the Lead Director, nor the Chairman of the Board as of December 31, 2016 and the amount in the Applicable Price per Share represents the closing price of our common stock on the last trading day of calendar year 2016 as reported on the NYSE.

(2)

Includes shares owned by the director (or members of his or her immediate family residing in the same household), notional shares held for the account of the director in the Deferred Compensation Plan for Directors, and shares held in a trust for which a director has shared voting or investment power.

(3)	Ms. Vergis has until May 2019 to achieve the required stock ownership.

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CORPORATE GOVERNANCE

The following table provides information regarding compensation for our non-employee directors in 2016.

2016 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Total ($)
T. Rosie Albright	—	100,000	120,000	220,000
Bradley C. Irwin	—	100,000	120,000	220,000
Robert D. LeBlanc	60,000	60,000	120,000	240,000
Penry W. Price	—	100,000	120,000	220,000
Ravichandra K. Saligram	—	100,000	120,000	220,000
Robert K. Shearer	—	118,000	120,000	238,000
Janet S. Vergis	—	100,000	120,000	220,000
Arthur B. Winkleblack	58,000	58,000	120,000	236,000

(1)

The amounts shown for stock awards relate to directors’ fees paid in shares of our common stock, including directors’ fees deferred by directors under the Deferred Compensation Plan for Directors into notional investments in our common stock. The amounts shown for option awards related to stock options are granted under the Omnibus Equity Compensation Plan. These amounts are based upon the grant date fair value of awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The assumptions used in determining these amounts are set forth in note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 24, 2017.

See “Compensation Plan for Directors” and “Deferred Compensation Plan for Directors” for information regarding the computation of the number of shares or notional shares provided to a director in payment of director fees. Three directors deferred payment of all or a portion of their 2016 fees under the Deferred Compensation Plan for Directors, as follows: Ms. Albright, $100,000; Mr. Saligram, $100,000; and Mr. Shearer, $59,000. As of December 31, 2016, none of our directors held any unvested stock awards.

(2)

At December 31, 2016, the number of shares of our common stock underlying options held by each of the directors listed in the table was: Ms. Albright, 106,558; Mr. Irwin, 142,558; Mr. LeBlanc, 81,386; Mr. Price, 90,018; Mr. Saligram, 162,558; Mr. Shearer, 77,386; Ms. Vergis, 43,382; and Mr. Winkleblack, 77,386.

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CORPORATE GOVERNANCE

OUR EXECUTIVE OFFICERS

Listed below are the names, ages and positions held by each of our executive officers and our Vice President, Controller and Chief Accounting Officer.

Name	Age	Position
Britta B. Bomhard	48	Executive Vice President and Chief Marketing Officer
Mark G. Conish	64	Executive Vice President, Global Operations
Steven P. Cugine	54	Executive Vice President, International and Global New Products Innovation
Patrick D. de Maynadier	56	Executive Vice President, General Counsel and Secretary
Richard A. Dierker	37	Executive Vice President and Chief Financial Officer
Matthew T. Farrell	60	President and Chief Executive Officer
Steven J. Katz	59	Vice President, Controller and Chief Accounting Officer
Paul A. Siracusa	60	Executive Vice President, Global Research & Development
Louis H. Tursi, Jr.	56	Executive Vice President, North America Sales
Judy A. Zagorski	53	Executive Vice President, Global Human Resources

All executive officers serve at the discretion of our Board of Directors. Mr. Katz serves at the discretion of our CEO.

Biographical information for Mr. Farrell appears under “Current Term Expires in 2018” on page 12.

Ms. Bomhard has been our Executive Vice President and Chief Marketing Officer since January 2016, prior to which she served as General Manager, Europe since 2013. From 2005 to 2013, Ms. Bomhard served in a variety of Marketing and General Management assignments at Energizer. Prior to Energizer, Ms. Bomhard worked for Wella AG and GlaxoSmithKline in their marketing organizations.

Mr. Conish has been our Executive Vice President, Global Operations since May 2007. From December 2004 through May 2007, he was our Vice President, Global Operations, and from July 1999 through December 2004, he was our Vice President, Operations. From 1994 through July 1999, he was our Vice President, Manufacturing and Distribution. Mr. Conish has been employed by us in various positions since 1975.

Mr. Cugine has been our Executive Vice President, International and Global New Products Innovation since January 2016. From June 2014 to December 2015 he was Executive Vice President, and President, International Consumer Products, and Executive Vice President, Global New Products Innovation, and President, International Consumer Products from July 2013 to June 2014. From May 2007 through June 2013, he served as our Executive Vice President, Global New Products Innovation. From September 2005 through May 2007, he was our Vice President, Global New Products Innovation, and from July 2004 until September 2005, he was our Vice President, President of Household Products Division. From December 1999 through July 2004, he was our Vice President, Human Resources. He also served as our Acting President of Household Products Division from August 2002 through July 2004 and as Acting President of the Specialty Products Division from October 2000 through December 2002. From 1988 through December 1999, Mr. Cugine served in several capacities with FMC Corporation, including as Director of Human Resources for the Alkali, Peroxide, and Oxidant Chemical Divisions.

Mr. de Maynadier has been our Executive Vice President, General Counsel, and Secretary since December 2011. He served in a number of capacities for Hill-Rom Holdings, Inc. and its predecessor, Hillenbrand Industries, Inc., from January 2002 through December 2010, including Senior Vice President, General Counsel and Secretary and Vice President, General Counsel and Secretary. Previously, Mr. de Maynadier served as Executive Vice President, General Counsel and Secretary for CombiMatrix Corporation; as President and Chief Executive Officer of SDI Investments, LLC, a spin-off of Sterling Diagnostic Imaging, Inc.; and as Senior Vice President, General Counsel and Secretary of Sterling Diagnostic Imaging, Inc. Earlier in his career, Mr. de Maynadier was a corporate and securities Partner at the law firm Bracewell & Patterson, L.L.P.

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CORPORATE GOVERNANCE

Mr. Dierker has been our Executive Vice President and Chief Financial Officer since January 2016, prior to which he served as Vice President, Corporate Finance since 2012. From 2009 to 2012, Mr. Dierker led Supply Chain Finance as the Company’s Operations Controller. From 2008 to 2009, he held a senior financial management position at Alpharma, Inc., a leading international specialty pharmaceutical company. Prior to 2008, he held financial and business development management positions for Ingersoll-Rand Ltd, a major diversified industrial manufacturer.

Mr. Katz has been our Vice President, Controller and Chief Accounting Officer since May 2007. From January 2003 through May 2007, Mr. Katz was our Controller, and from April 1993 through December 2002, he was our Assistant Controller. Mr. Katz has been employed by us in various positions since 1986.

Dr. Siracusa has been our Executive Vice President, Global Research & Development since May 2007, and was our Vice President, Global Research & Development from March 2005 through May 2007. Dr. Siracusa served as Senior Vice President, Research & Development for Playtex Products, Inc. from March 2000 through March 2005. From 1997 through 2000, he was Senior Vice President Research & Development for Reckitt & Coleman plc (“Reckitt & Coleman”), a consumer products company, and also served as Divisional Vice President of Research & Development, North America of Reckitt & Coleman from 1995 through 1997. Dr. Siracusa is a member of the board of directors of the Consumer Specialty Products Association, a trade association which represents the interests of the consumer specialty products industry and American Cleaning Institute, a trade association which represents the interests of the laundry detergent and cleaning industries.

Mr. Tursi has been our Executive Vice President, North America Sales since January 2016. From June 2014 to December 2015 he was Executive Vice President, North America Sales and Retail Customer Marketing, and was Executive Vice President, North America Sales from May 2007 to June 2014. From July 2004 through May 2007, he was our Vice President, Domestic Consumer Sales. Prior to joining us, Mr. Tursi served as Vice President of Sales, Marketing and Customer Service of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. from 1999 through 2004.

Ms. Zagorski has been our Executive Vice President, Global Human Resources since January 2017. From January 2011 to January 2017, Ms. Zagorski was Senior Vice President, Human Resources for the North American affiliate of BASF Corporation where she was responsible for the North American and Central American human resources functions and from September 2007 to January 2011 Ms. Zagorski was Vice President Talent Development and Strategy at BASF Corporation. Prior to BASF Corporation, Ms. Zagorski held senior level global human resources positions at Mars, Incorporated, and Honeywell International, Inc. and previously worked in management consulting at KPMG.

28	Church & Dwight Co. | 2017 Proxy Statement

SECURITIES OWNERSHIP

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of March 7, 2017 (unless otherwise noted), by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of our common stock; (ii) each director and nominee for director; (iii) each current executive officer named in the Summary Compensation Table on pages 49-50; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of such person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person’s name. None of the shares held by directors and executive officers included in the table are pledged as security.

	Amount and Nature of Beneficial Ownership(1)		Notional Shares in Deferred Compensation Plans(2)
Name	Shares(2)(3)	Percent of Class
BlackRock, Inc.(4)	19,460,999	7%	0
The Vanguard Group(5)	26,385,072	10%	0
James R. Craigie(6)	3,113,637	*	0
T. Rosie Albright	63,434	*	68,023
Matthew T. Farrell	569,371	*	80,416
Bradley C. Irwin	141,004	*	0
Robert D. LeBlanc(7)	106,872	*	0
Penry W. Price	60,546	*	0
Ravichandra K. Saligram	141,754	*	40,372
Robert K. Shearer	63,370	*	16,708
Janet S. Vergis	21,906	*	0
Arthur B. Winkleblack	91,562	*	0
Richard A. Dierker	39,725	*	1,732
Louis H. Tursi, Jr.(8)	278,747	*	29,724
Steven P. Cugine	321,503	*	18,816
Patrick D. de Maynadier	274,781	*	18,509
All executive officers and directors as a group (19 persons)	6,063,970	2%	393,377

*	Less than one percent.

(1)

Applicable percentage of ownership is based on 254,036,001 shares of our common stock outstanding as of March 7, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 7, 2017, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The shares listed in the “Shares” column do not include notional shares of our common stock credited to the account of directors under the Deferred Compensation Plan for Directors or credited to the account of executive officers under the Executive Deferred Compensation Plan. Notional shares do not represent actual shares, but represent interests equivalent in value to the fair market value of shares of our common

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SECURITIES OWNERSHIP

stock; gains or losses in the interests are based upon gains or losses in the fair market value of our common stock. These notional shares are reflected in the table in the column labeled “Notional Shares in Deferred Compensation Plans.” Because notional shares do not represent actual shares, holders of notional share accounts are not entitled to vote with respect to the notional shares.

(3)

The numbers in this column include shares that are subject to stock options exercisable currently, or within 60 days of March 7, 2017, as follows: Mr. Craigie, 3,071,916 shares; Ms. Albright, 63,434 shares; Mr. Farrell, 470,220 shares; Mr. Irwin, 99,434 shares; Mr. LeBlanc, 38,262 shares; Mr. Price, 46,894 shares; Mr. Saligram, 119,434 shares; Mr. Shearer, 34,262 shares; Ms. Vergis, 15,762 shares; Mr. Winkleblack, 34,262 shares; Mr. Dierker 33,900 shares; Mr. Tursi, 170,080 shares; Mr. Cugine, 276,440 shares; Mr. de Maynadier, 250,800 shares; and all executive officers and directors as a group, 5,337,238 shares.

(4)

BlackRock, Inc. provided the following information in Amendment No. 7 to its Schedule 13G, filed with the SEC on January 23, 2017. As of December 31, 2016, BlackRock, Inc. and its affiliates named in such report (collectively, “BlackRock”) reported aggregate beneficial ownership of 19,460,999 shares of our common stock with sole voting power over 16,690,906 shares, shared voting power over no shares, sole dispositive power over 19,460,999 shares and shared dispositive power over no shares. The principal business address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)

The Vanguard Group provided the following information in Amendment No. 5 to its Schedule 13G, filed with the SEC on February 10, 2017. As of December 31, 2016, The Vanguard Group and its affiliates named in such report (collectively, “TVG”) reported aggregate beneficial ownership of 26,385,072 shares of our common stock with sole voting power over 407,320 shares, shared voting power over 59,223 shares, sole dispositive power over 25,928,026 shares and shared dispositive power over 457,046 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 329,323 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 205,720 shares as a result of its serving as investment manager of Australian investment offerings. The principal business address of TVG is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Mr. Craigie’s ownership includes 7,604 shares of common stock held in two trusts for which Mr. Craigie holds either shared voting or shared investment power.

(7)	Mr. LeBlanc’s ownership includes 19,200 shares of common stock held by Mr. LeBlanc’s spouse and children.

(8)	Mr. Tursi’s ownership includes 170,080 shares of common stock held in a trust for which Mr. Tursi holds sole voting and sole investment power.

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CERTAIN RELATIONSHIPS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Code of Conduct includes our policy regarding the review and approval of related person transactions. In accordance with the Code of Conduct, all related person transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules must be reported to and approved by the Audit Committee.

RELATED PERSON TRANSACTIONS

There were no disclosable related person transactions during 2016.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of the integrity of Church & Dwight’s financial statements, compliance with legal and regulatory requirements, and the performance of the internal audit function. Management has primary responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Church & Dwight’s internal control over financial reporting. Deloitte & Touche LLP, Church & Dwight’s independent registered public accounting firm, is responsible for (i) expressing an opinion on the conformity of Church & Dwight’s audited financial statements to generally accepted accounting principles and on whether the financial statements present fairly in all material respects the financial position and results of operations of Church & Dwight, and (ii) expressing an opinion on the effectiveness of Church & Dwight’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements and Deloitte & Touche LLP’s evaluation of Church & Dwight’s internal control over financial reporting.

2.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the Public Company Accounting Oversight Board Standards, Auditing Standard No. 1301, “Communications with Audit Committees.”

3.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Church & Dwight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Robert K. Shearer, Chair

Bradley C. Irwin

Janet S. Vergis

32	Church & Dwight Co. | 2017 Proxy Statement

FEES PAID

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees related to the 2016 and 2015 fiscal years payable to our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Ltd., and their respective affiliates are as follows:

	2016 ($)	2015 ($)
Audit Fees	2,920,750	3,073,205
Audit-Related Fees(1)	640,716	590,916
Tax Fees(2)	370,517	471,764
All Other Fees	0	0
Total	3,931,983	4,135,885

(1)	Audit-related fees primarily include services for acquisition-related due diligence in both 2016 and 2015.

(2)	Tax fees include services for filing for tax incentives from government agencies, assistance for tax audits from taxing authorities, tax compliance, and planning.

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PRE-APPROVAL OF AUDIT

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP during 2016 in accordance with our policy described below.

The Audit Committee pre-approves all permitted non-audit services to be provided by our independent registered public accounting firm. However, the Audit Committee has delegated to Mr. Shearer, as Chair of the Audit Committee, authority to pre-approve permitted non-audit services, provided that any such pre-approved non-audit services are reported to the full Audit Committee at its next scheduled meeting.

34	Church & Dwight Co. | 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

In this Compensation Discussion and Analysis, we address the compensation paid or awarded for 2016 to our executive officers listed in the Summary Compensation Table that follows this discussion. We sometimes refer to these executive officers as our “named executive officers”.

2016 COMPENSATION

COMPENSATION OBJECTIVES

We focus on the following objectives in making compensation determinations:

•	Provide compensation that is competitive in markets in which we compete for management talent. We refer to this objective as “competitive compensation”.

•	Condition the majority of a named executive officer’s compensation on a combination of short and long-term performance. We refer to this objective as “performance incentives”.

•

Encourage the aggregation and maintenance of meaningful equity ownership, and the alignment of executive officer and stockholder interests as an incentive to increase stockholder value. We refer to this objective as “alignment with stockholder interests”.

•	Provide an incentive for long-term continued employment with us. We refer to this objective as “retention incentives”.

The principal components of 2016 compensation that we paid to our named executive officers designed to meet these objectives are as follows:

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation
Annual Incentive Compensation	Performance Incentives Competitive Compensation Alignment with Stockholder Interests
Stock Options	Performance Incentives Alignment with Stockholder Interests Competitive Compensation Retention Incentives
Profit Sharing under Savings and Profit Sharing Plan	Performance Incentives Retention Incentives

Church & Dwight Co. | 2017 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

What We Do:		What We Do Not Do:
☑	Significant stock ownership and stock holding requirements are in place for senior executives.	☒	No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits.

☑	A majority of our executive compensation is performance based.	☒	No hedging, pledging or short sales by our named executive officers with respect to Company securities.
☑	Limited perquisites for executives.
☑	Appropriate balance between short-term and long-term compensation discourages short-term risk taking at the expense of long-term results.	☒	No repricing stock options without prior stockholder approval.

☑	Our Annual Incentive Program utilizes four diverse metrics to avoid over-emphasis on any one short-term measure.

☑	Change in control cash severance payments require a “double trigger” before payment can be made (requiring a qualifying termination following a change-in-control).

☑	Our Compensation & Organization Committee engages an independent compensation consultant, who performs no other work for Church & Dwight, to advise on executive compensation matters.

☑	Clawback provisions permit the Compensation & Organization Committee to recoup certain compensation payments and stock grants made under the Annual Incentive Plan and the Omnibus Equity Compensation Plan to the extent required by law.

DETERMINATION OF COMPETITIVE COMPENSATION

In making executive compensation determinations for 2016, the Compensation & Organization Committee, or “Committee,” referenced data provided by Steven Hall & Partners to gauge the comparability of our compensation to the compensation of executives of other similar-sized companies with generally corresponding responsibilities. Steven Hall & Partners has served as an independent compensation consultant to the Committee for several years, and assists the Committee in its review of compensation for executive and non-executive officers. Steven Hall & Partners does not perform any other services for us.

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COMPENSATION DISCUSSION AND ANALYSIS

With respect to our CEO and our Chief Financial Officer (“CFO”), Steven Hall & Partners provided data focused on compensation paid by a comparator group of consumer packaged goods companies, other than tobacco and spirits companies, that had revenues in the range of approximately 50 – 200% of our revenues. Within this classification, Steven Hall & Partners referenced companies with similar distribution channels and with a focus on brand recognition. We believe there is a strong likelihood that the skills of our CEO and CFO are transferable among these companies, so we would expect to compete with these companies for executive officer talent. For 2016, the comparator companies (the “Compensation Comparator Companies”) were the following:

Compensation Comparator Companies
◾	Central Garden & Pet Company	◾	The J. M. Smucker Company
◾	Chiquita Brands International, Inc.	◾	McCormick & Company Incorporated
◾	The Clorox Company	◾	Mead Johnson Nutrition Company
◾	Coca-Cola Bottling Co. Consolidated	◾	Nu Skin Enterprises, Inc.
◾	Cott Corporation	◾	Perrigo Company
◾	Dr. Pepper Snapple Group, Inc.	◾	The Scotts Miracle-Gro Company
◾	Energizer Holdings, Inc.	◾	Spectrum Brands, Inc.
◾	Flowers Foods, Inc.	◾	TreeHouse Foods, Inc.
◾	Hain Celestial Group, Inc.	◾	Tupperware Brands Corporation
◾	Hasbro, Inc.

In providing comparative data regarding compensation of executives of the Compensation Comparator Companies, Steven Hall & Partners aged the data to January 1, 2016 using an update factor of three percent per annum. The approach used by Steven Hall & Partners required them to exclude companies if their executives earned compensation more than twice as much or less than half as much as our corresponding executive. Steven Hall & Partners also excluded data relating to executives who have not held their position for at least two years and, as it deemed appropriate, excluded data relating to one-time and promotional awards.

Steven Hall & Partners utilized proxy statement data with respect to the Compensation Comparator Companies only with respect to our CEO and CFO. Steven Hall & Partners did not use this data for our other named executive officers because it believed the data did not provide a sufficient comparative sampling or otherwise was not appropriate. Therefore, in making a comparative evaluation with respect to our named executive officers other than our CEO and CFO, we relied on an analysis prepared by Steven Hall & Partners of data derived from published surveys. This analysis provided information on compensation for executive officers serving in positions comparable to those of our other named executive officers. Where possible, Steven Hall & Partners focused its comparative data on surveys relating to non-durable goods manufacturing companies and consumer products companies. In addition, the survey data was adjusted based on Steven Hall & Partners’ judgment as to reliability and validity of the data. The survey data also was used by Steven Hall & Partners as a reference point in addition to the Compensation Comparator Companies’ publicly filed proxy statement data it used in providing a comparative analysis of compensation for our CEO and CFO.

In determining a 2016 competitive market guideline with respect to total direct compensation, namely base salary, Annual Incentive Plan payout at plan target and long-term incentives, we referenced a level that approximates the 50th percentile of the Compensation Comparator Companies, or the survey companies, as applicable. However, we did not follow this guideline rigidly, and the Committee made determinations that represent a departure from this general guideline, as described below. In addition, because a majority of our compensation is performance-based, actual cash compensation paid to our named executive officers could further vary from that paid to executive officers in the Compensation Comparator Companies or the survey companies, based on achievement of performance targets.

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COMPENSATION DISCUSSION AND ANALYSIS

SALARIES

In 2016, each of our named executive officers, other than the CEO, the CFO and Mr. Tursi, received base salary increases of approximately 3%, which was consistent with market increases for this period. Mr. Tursi received a base salary increase of approximately 7%. The CEO and CFO each received salary increases on January 4, 2016, in connection with their appointment to their respective roles. Base salary for each of our named executive officers is set forth on the “2016 Summary Compensation Table” on pages 49-50.

ANNUAL INCENTIVE PLAN

The principal objective of the Annual Incentive Plan is to align executive and stockholder interests by providing an incentive to our named executive officers to achieve annual performance goals that also support long-term stockholder return. The performance goals are established each year to reflect specific objectives set in our annual budget. The Committee also considers competitive factors, including competitive market data for total cash compensation, which includes salary and annual incentive bonus, in determining the amount of annual incentive award opportunities for our named executive officers.

As noted above, in structuring total direct compensation, we have referenced the median level of direct compensation of the Compensation Comparator Companies. This median has influenced our incentive compensation target award levels, but we have from time to time set target payouts above the median level because we believed performance goals with more aggressive targets were appropriate given the correspondingly aggressive objectives set forth in our annual operating plan and our ability to support long-term stockholder return.

The Committee uses a numerical performance rating system with a range from 0.0 to 2.0 to determine the payout amounts under the Annual Incentive Plan. A rating of 1.0 normally represents the target achievement level for plan performance with payout based on each participant’s annual incentive compensation award target percentage of his or her annual base salary. An award payment at a 1.0 rating is consistent with our guideline described in the preceding paragraph in setting total direct compensation at the median level. For 2016 we set payout amounts for performance at plan levels that were 10 percent above the amounts that would be paid with respect to a 1.0 rating, as described above. As a result, if 2016 operating plan level performance was to be achieved, the participant would have received an award payout representing a 1.1 rating. This adjustment was made with respect to 2016 because the performance goals were designed to reflect budgeted earnings per share growth of 8% percent, which the Committee believed to be an outstanding achievement. The following table indicates the percentage of salary payable at a 1.0 rating, and the award opportunity for 2016, based on a 1.1 rating:

Named Executive Officers

Annual Incentive Plan Target Payouts

Name	Percentage of Salary Payable at 1.0 Performance Rating	Award Opportunity (Based on a 1.1 Performance Rating)
James R. Craigie(1)	0%	$0
Matthew T. Farrell	100%	$1,098,700
Richard A. Dierker	60%	$362,300
Louis H. Tursi, Jr.	50%	$227,300
Steven P. Cugine	50%	$220,000
Patrick D. de Maynadier	60%	$268,600

(1)

On January 4, 2016, Mr. Craigie retired as President and CEO of the Company and was appointed as the non-executive Chairman of the Board. Mr. Craigie did not receive any amounts under the Company’s Annual Incentive Plan with respect to 2016.

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COMPENSATION DISCUSSION AND ANALYSIS

As described above, the Committee references the competitive compensation data provided by Steven Hall & Partners in setting the percentage levels. Messrs. Craigie’s, Farrell’s, Dierker’s and de Maynadier’s percentages reflect their respective responsibilities during 2016 as CEO, CFO and General Counsel. The Committee sets the percentage for all other then-serving executive officers at 50 percent, which the Committee believes unifies the commitment of the affected executive officers towards achievement of our annual performance goals.

The 2016 corporate performance metrics and their weightings were as follows:

2016 Performance Metrics

Metrics	Corporate
Net Sales	25%
Gross Margin	25%
Diluted Earnings Per Share	25%
Cash From Operations*	25%

*	Cash from operations equals net cash provided by operating activities.

The Committee selected net sales as a measure of corporate performance because it is a key growth metric used in our industry. The Committee believes that in a mature industry subject to intense competition, net sales are a fundamental measure of our ability to compete effectively and grow.

The Committee selected gross margin as a measure of corporate performance because the Committee believes that our ability to control cost of sales and trade spending are critical components of our operations. The effect of raw material and energy costs on our margins has underscored the need for effective management of both our product pricing and cost of sales.

The Committee selected diluted earnings per share as a measure of corporate performance because it is a key metric used by investors and is indicative of profitability affecting our share price. This metric is closely followed by analysts, investors, and our employees. It also is commonly used by other consumer packaged goods companies.

The Committee selected cash from operations as a measure of corporate performance, including our working capital utilization, because the Committee believes cash from operations is a standard performance metric used by investors and a good indicator of process discipline and execution capabilities. It also is a tool used by our management. The Committee believes that cash from operations provides a useful indication of our ability to pursue acquisitions, drive new product development, make capital expenditures to support organic growth and gross margin improvements, return cash to stockholders through dividends and share repurchases, and/or reduce outstanding debt. Moreover, cash from operations is affected by net income and working capital factors relevant to assessing the management of our business.

With respect to performance goals established for each metric, the Committee applies a scale of 0.0 to 2.0 to determine a performance rating. As noted above, payout amounts for achieving plan performance in 2016 were set at a rating of 1.1. A rating of 2.0 would indicate that the maximum performance level was achieved or exceeded. A rating of 0.0 would indicate that performance was below the level at which any payment would be made under the Annual Incentive Plan. In determining the annual incentive payout, the Committee multiplied the amount payable for a 1.1 performance rating by the actual performance rating.

The Committee has discretion to adjust the corporate results used to compute performance based on external circumstances or unanticipated business conditions that are not within the reasonable control of our management or that do not generally reflect or directly relate to our day-to-day operations in the ordinary course, to the extent permitted by Section 162(m) of the Internal Revenue Code.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table indicates, with respect to each corporate performance measure, the threshold level of 2016 performance for which a payout could be made, the target performance level, and the maximum performance level. To the extent applicable, the amounts and percentages in the following table and in the actual performance column in the next table reflect the adjustments approved by the Committee to eliminate the effect of foreign exchange rates that differed from budgeted amounts, cash contribution in anticipation of the settlement of our UK Pension Plan, the impairment charge related to the sale of our Brazilian chemical business, accounts receivable factoring beyond budgeted amounts and litigation settlement in the absence of a planned payment.

2016 Annual Incentive Plan Performance Ranges

(in millions, except gross margin percentage and per share data)

Performance Measure	Threshold (0 rating)	Target (1.1 rating)	Maximum (2.0 rating)
Net Sales	$3,290	$3,500	$3,640
Gross Margin	43.62%	44.87%	46.12%
Diluted Earnings Per Share	$1.670	$1.755	$1.840
Cash From Operations	$567	$630	$693

With respect to corporate performance in 2016, the actual performance (adjusted as described above) and ratings were as follows:

2016 Performance Ratings

(in millions, except gross margin percentage and per share data)

	Actual Performance (as adjusted)	Rating
Net Sales	$3,516	1.19
Gross Margin	45.65%	1.67
Diluted Earnings Per Share	$1.768	1.23
Cash From Operations	$670	1.67
Overall Corporate Rating (Average)		1.44

The corporate performance rating for 2016 was equal to the weighted average number of these factors, or 1.44. Based on that performance rating, our named executive officers received award payments under the Annual Incentive Plan for 2016 as shown in the table below:

Named Executive Officers

2016 Annual Incentive Plan Payouts

Name	Applicable Performance Rating	Actual Award Payment(1)		Actual Award as percentage of Award Opportunity (Based on a 1.0 Performance Rating)
James R. Craigie	1.44	$0	(2)	1.44
Matthew T. Farrell	1.44	$1,438,300		1.44
Richard A. Dierker	1.44	$474,200		1.44
Louis H. Tursi, Jr.	1.44	$297,500		1.44
Steven P. Cugine	1.44	$288,000		1.44
Patrick D. de Maynadier	1.44	$351,600		1.44

(1)	Amounts rounded to nearest $100.

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COMPENSATION DISCUSSION AND ANALYSIS

(2)

On January 4, 2016, Mr. Craigie retired as President and CEO of the Company and was appointed as the non-executive Chairman of the Board. Mr. Craigie did not receive any amounts under the Company’s Annual Incentive Plan with respect to 2016.

The award payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

LONG-TERM INCENTIVES—STOCK OPTIONS

In 2016, the Committee continued to utilize options on our common stock as our principal form of long-term compensation. The number of shares underlying options granted to our named executive officers is calculated by designating an amount equal to a percentage of the named executive officer’s salary, and dividing that amount by the grant date fair value of the share underlying the option, in accordance with U.S. generally accepted accounting principles. Stock options granted in 2016:

•	have a 10-year term,

•

vest as to all underlying shares on the third anniversary of the date of grant, and have an exercise price equal to the fair market value per share on the date of grant, which the Committee determines based on the closing price as reported on the NYSE on the date of grant.

In addition, as has been the case since 2007, our stock options granted in 2016 include provisions enabling a three-year post-termination vesting and exercise period. The provisions apply if (i) the option holder’s employment terminates due to retirement, as defined in the grant agreement, or is terminated by us without cause; (ii) the option holder is at least 55 years old and has completed at least five years of service with us; (iii) the sum of the option holder’s age and years of service is at least 65; and (iv) pursuant to our request, the option holder has signed a waiver and release agreement. We believe that these provisions enable us to attract and retain seasoned executives who have considerable experience. Moreover, we believe these post-termination provisions offset the effect of the three-year cliff vesting provisions of our stock options, which we believe are less favorable than vesting provisions used by many of the Compensation Comparator Companies. Many of those companies provide for incremental vesting of stock options during the vesting period, while our options do not vest until they have been held for three years. We believe our vesting provisions encourage our employees to maintain employment with us for an extended period of time and to align their interests with longer-term Company performance.

The Committee applied special provisions to options granted to Mr. Craigie, our former CEO, in 2005 which became effective in July 2009, the fifth anniversary of his employment with us. Under these provisions, though his employment with us terminated in January 2016, his options remain exercisable until the end of their stated terms and continue to vest in accordance with the terms of the grants. The Committee adopted these provisions in 2005 to encourage Mr. Craigie to maintain a long-term focus on our strategy and a long-term interest in our stock.

The Committee believes that stock options provide a strong incentive to increase stockholder value, because the value of the stock options is directly dependent on the market performance of our common stock following the date of grant.

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COMPENSATION DISCUSSION AND ANALYSIS

Under our long-term incentive program, the Committee grants stock options to each of our named executive officers on an annual basis, based on a percentage of the executive officer’s salary. In connection with our 2016 grants, the Committee used the following percentages of salary for our named executive officers:

Named Executive Officers

Stock Option Grants as Percent of Salary

Name	Percentage of Salary*
James R. Craigie	0	%(1)
Matthew T. Farrell	375%
Richard A. Dierker	133%
Louis H. Tursi, Jr.	92%
Steven P. Cugine	92%
Patrick D. de Maynadier	133%

*

In order to eliminate the potential for minor differences among executive officers (other than our CEO, CFO, and General Counsel) and foster a cohesive commitment to our success, the Committee used 92 percent of the average salaries of all other executive officers then serving to compute the value of options to be granted to each of them.

(1)	On January 4, 2016, Mr. Craigie retired as President and CEO of the Company and was appointed as the non-executive Chairman of the Board.

In determining the number of shares underlying options for each of our named executive officers, the Committee divided the dollar value to be received by each officer by the grant date fair value of one stock option to determine the number of stock options to be granted to the executive officer and rounded the resulting number of shares to the nearest 10 shares. The grant date fair value of the stock options is calculated in accordance with ASC Topic 718. The number of shares underlying stock options granted to our named executive officers are set forth below in the “2016 Grants of Plan-Based Awards” table under the column heading, “All Other Option Awards: Number of Securities Underlying Options.” For additional information regarding stock option terms, see the narrative accompanying the “2016 Grants of Plan-Based Awards” table.

The Committee has, from time to time, considered the structure of our long-term incentive compensation, which continues to consist entirely of stock options. The Committee continues to believe that stock options are the most effective and appropriate form of long-term incentive compensation for the Company to use at this time. On an ongoing basis it reviews with management and our Board the advisability of adopting alternative forms of long-term incentive compensation that are tied to, and provide incentives for, the long-term increase in stockholder value.

RESTRICTED STOCK

On January 4, 2016, the Board granted shares of restricted stock to Mr. Cugine and Mr. Tursi, each with a grant date value of $500,000. The shares of restricted stock will vest 100 percent on the third anniversary of the grant date to encourage retention of these executives who have exhibited sustained superior performance. On January 4, 2017, the Board granted shares of restricted stock to Mr. Tursi with a grant date value of $1,000,000. The shares of restricted stock will vest 100 percent on the second anniversary of the grant, contingent upon Mr. Tursi’s continued employment with us and were granted in order to encourage Mr. Tursi’s retention.

PERQUISITES AND CHARITABLE CONTRIBUTIONS

We provide very limited perquisites to our executive officers. Our executives may receive a comprehensive physical examination through a provider selected by the executive from among three providers that we have approved. We believe it is in our best interest to ensure that our executives’ health is monitored so that any health-related issues pertaining to an executive can be identified and addressed promptly. The annual cost to us for providing this benefit is approximately $2,500 per executive.

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COMPENSATION DISCUSSION AND ANALYSIS

Except as noted above, we currently do not have programs for providing personal benefit perquisites to executive officers. From time to time the Company makes donations to non-profit organizations or educational institutions as requested by our executive officers and directors. The aggregate amount of all such donations with respect to named executive officers was $49,000 in 2016.

2017 COMPENSATION DECISIONS

2017 Base Salary

The Compensation & Organization Committee approved the following 2017 salary increases based on the market rate and each executive’s performance.

Named Executive Officer	2016 Base Salary ($)	2017 Base Salary ($)	% Increase
Matthew T. Farrell	1,000,000	1,000,000	0.00
Richard A. Dierker	550,000	567,000	3.09
Louis H. Tursi, Jr.	425,000	437,750	3.00
Steven P. Cugine	400,000	420,000	5.00
Patrick D. de Maynadier	410,000	422,300	3.00

2017 Annual Incentive Program

The Compensation & Organization Committee approved increased payout targets for 2017 for Messrs. Farrell and Dierker from 100 percent and 60 percent, respectively, to 115 percent and 70 percent, respectively, subject to stockholder approval of our Amended Plan.

2017 Stock Option Grants

The Compensation & Organization Committee approved the increase of the percent of salary measurement for stock option grants for Mr. Farrell under the Company’s long term incentive program from 375 percent to 385 percent.

STOCK OPTION GRANT PRACTICES

The Compensation & Organization Committee makes annual stock option grants to executive officers and other employees effective on the Monday falling most closely to the midpoint between the dates of the Company’s first and second quarter earnings releases. A grant to a new employee is effective on the date the employee commences employment with us, and special grants made to employees at times other than the time of the annual grant are effective on the first trading day of the month following approval of the grant. The per share exercise price of stock options is equal to the closing price of a share of our common stock on the date of grant. We believe that our stock option grant practices are appropriate and eliminate any questions regarding “timing” of grants in anticipation of material events, since grants become effective in accordance with a long-standing schedule.

The Compensation & Organization Committee delegates to our CEO and the head of Global Human Resources the ability to approve a specific number of stock option grants for employees who are not executive officers. The grants may be made at times other than the time of annual grant and are utilized for new hires and for performance recognition purposes. The Compensation & Organization Committee approved options to purchase 117,200 shares for these purposes in 2016. The timing and pricing of the option grants in 2016 conformed to the Compensation & Organization Committee practices described in the preceding paragraph.

We do not permit repricing of options without prior stockholder approval.

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COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP, TRADING GUIDELINES AND SHORT SALE, HEDGING AND PLEDGING POLICIES

In order to further align the interests of executive officers with the interests of our stockholders, we maintain stock ownership guidelines for our executive officers. The guidelines generally specify the minimum number of shares of our common stock that our executive officers are required to hold based on a multiple of each executive’s salary. Until an executive officer satisfies the applicable stock ownership requirement, or upon such a time as an executive officer is no longer in compliance with his or her applicable guideline, the executive officer is required to hold 50 percent of all shares of our common stock received upon grants of stock, exercise of stock options or upon lapse of the restrictions on restricted stock (in each case, net of any shares utilized to pay for the exercise price of an option or to satisfy tax withholding obligations). Executive officers have five years to comply with the ownership guidelines from the date they become subject to the requirements.

In 2016, the Board and the Compensation & Organization Committee revised our stock ownership guidelines to, among other things, (i) increase the salary multiple for our CEO from 5x to 6x his or her salary, (ii) decrease the salary multiple for our CFO from 5x to 3x his or her salary, and (iii) recalculate the stock ownership guidelines for each executive officer annually. We believe these revised guidelines will serve to encourage appropriate decision making that is aligned with the long-term interests of our stockholders. As of December 31, 2016, all of our executive officers, who have been in their position for five years, were in compliance with our stock ownership guidelines.

Additionally, our insider trading guidelines prohibit our executive officers and directors from (i) buying or selling the Company’s securities while in possession of material, non-public information relating to us, (ii) engaging in short sales of our securities, (iii) buying or selling puts or calls or other derivative securities on our securities, (iv) entering into hedging or monetizing transactions or similar arrangements with respect to our securities, and (v) holding our securities in a margin account or pledging our securities as collateral for a loan.

The stock ownership guidelines applicable to each of our named executive officers at the end of 2016, and our named executive officers’ actual stock ownership levels, are shown on the following table:

Named Executive Officers

Stock Ownership Guidelines

Name	Applicable Base Salary $(1)		Multiple of Salary Subject to Guidelines		Dollar Value of Shares Required to be Held $		Applicable Price Per Share $(1)	Required Number of Shares to be Held		Number of Shares Held at 12/31/16(2)
James R. Craigie	100,000	(3)	5.0x	(4)	500,000	(3)	44.19	12,400	(3)	321,624
Matthew T. Farrell	1,000,000		6.0x		6,000,000		44.19	135,800		179,140
Richard A. Dierker	550,000		3.0x		1,650,000		44.19	37,300		7,090	(5)
Louis H. Tursi, Jr.	425,000		2.5x		1,062,500		44.19	24,000		115,574
Steven P. Cugine	400,000		2.5x		1,000,000		44.19	22,600		63,716
Patrick D. de Maynadier	410,000		2.5x		1,025,000		44.19	23,200		42,263

(1)

Applicable base salary refers to the base salaries in effect on December 31, 2016. Applicable price per share is the closing price of our common stock on the last trading day of calendar year 2016 as reported on the NYSE.

(2)

Includes shares owned by the executive officer or members of his immediate family residing in the same household, shares or notional shares held for the executive officer’s account in a Company plan, and restricted stock held by the executive officer.

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COMPENSATION DISCUSSION AND ANALYSIS

(3)	Amount shown reflects Mr. Craigie’s requirement as a director.

(4)

In May 2016, we revised the executive stock ownership guidelines to amend, among other things, the CEO ownership requirement from 5X to 6X. Mr. Craigie who retired in January 2016 was not subject to the new guidelines.

(5)	Mr. Dierker became our CFO on January 4, 2016, and has until January 4, 2021 to comply with our stock ownership guidelines.

ONGOING AND POST-EMPLOYMENT COMPENSATION

We have plans and agreements addressing compensation for our named executive officers that accrue value as the executive officers continue to work for us, provide special benefits upon certain types of termination events, or provide retirement benefits. These plans and agreements were designed to be part of a competitive compensation package, in some cases not only for executive officers, but for other employees as well.

SAVINGS AND PROFIT SHARING PLAN FOR SALARIED EMPLOYEES

This plan, which we sometimes refer to below as the “savings and profit sharing plan,” is a tax-qualified defined contribution plan available to all of our domestic salaried employees. All of our named executive officers participate in the plan. Under the plan, an employee may contribute, subject to Internal Revenue Code limitations, up to a maximum of 70 percent of his or her eligible compensation (approximately 15 percent for highly compensated employees in 2016), which includes salary and payments under the Annual Incentive Plan, on a pre-tax basis or as Roth contributions. We provide a matching contribution equal to 100% of the first five percent of eligible compensation that an employee contributes in any year. In addition, the plan provides a profit-sharing feature under which we make an annual contribution to the account of each employee based on our performance in the preceding year. The performance measures and results used to calculate the annual contribution level are identical to the Company-wide measures described above under “2016 Compensation—Annual Incentive Plan.” Achievement of the target performance rating would have resulted in a contribution of five percent of a participant’s base salary and Annual Incentive Plan payments made in 2016. Based on 2016 performance results, the Compensation & Organization Committee approved a contribution equal to 7.2 percent of a participant’s eligible compensation in 2016. Amounts credited to an employee’s account in the plan may be invested among a number of funds, including a Company stock fund. A participant’s account is adjusted to reflect the rate of return, positive or negative, on the investments. Employee contributions and compensation on which our profit sharing contributions may be based cannot exceed limits under the Internal Revenue Code (the eligible compensation limit was $265,000 in 2016).

EXECUTIVE DEFERRED COMPENSATION PLAN

The Executive Deferred Compensation Plan (“EDCP”) and its predecessors collectively have been in effect for over 20 years. The plan is a nonqualified deferred compensation plan that provides potential tax benefits for executive officers. Under the EDCP as currently in effect, an executive officer can defer up to 85 percent of his or her salary and up to 85 percent of amounts paid to the executive officer under the Annual Incentive Plan. In addition, an executive can make a separate deferral, which we refer to below as the “Excess Compensation Deferral,” of up to five percent of compensation that exceeds Internal Revenue Code limits on eligible contributions under the savings and profit sharing plan. We provide a contribution equal to (i) 100 percent of the Excess Contribution Deferral; (ii) five percent of other salary and Annual Incentive Plan deferrals; and (iii) the profit sharing contributions we would have made to the participant’s account under the savings and profit sharing plan were it not for the Internal Revenue Code limit on the amount of eligible compensation under that plan and the participant’s deferrals into the EDCP.

Amounts deferred under the EDCP generally are not subject to federal, and in many cases state, income taxes until they are distributed. An executive officer can choose to have his or her contributions allocated to one or more of several notional investments, including a notional investment in our common stock. A participant may

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COMPENSATION DISCUSSION AND ANALYSIS

not initially allocate more than 50 percent of his or her contributions to our common stock, although the participant can increase the notional common stock amount through intra-plan transfers of notional investments previously made. A participant’s account is adjusted to reflect the deemed rate of return, positive or negative, on the notional investments. An executive officer may choose to receive a payout following retirement, either in a lump sum or in annual installments, in accordance with the terms of the EDCP. The EDCP also includes provisions for payment upon termination (pre-retirement) death or disability. See the “2016 Nonqualified Deferred Compensation” table and accompanying narrative for additional information.

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

We have adopted change in control and severance agreements for our executive officers because we believe that these agreements can create management stability during a period of uncertainty. Absent such agreements, there is an increased risk that executive officers may be encouraged to seek other employment opportunities if they became concerned about their employment security following a change in control. We also believe that the agreements provide financial security to an executive officer in the event of an involuntary termination of the executive officer without cause following a change in control by providing a meaningful payment to the executive officer. The agreements also provide clear statements of the rights of the executive officers and protect against a change in employment and other terms by an acquirer that would be unfavorable to the executive officer. We also provide severance benefits to our executive officers, although at a lower level, for certain types of employment terminations that do not follow a change in control. We believe these obligations provide a competitive benefit that enhances our ability to hire and retain capable executive officers.

The change in control and severance agreements provide for payments and other benefits if an executive officer’s employment is terminated without cause, or if an executive officer terminates employment for “good reason,” within two years following a change in control. These provisions require what is sometimes called a “double trigger,” namely both a change in control and a specified termination event, before payment is made. The agreements also provide for lesser payments if these types of terminations occur outside of the context of a change in control. In March 2010, we and the participating executives amended the agreements to eliminate the tax gross-up provisions. In the event that payments to be made to an executive under the change in control and severance agreements in connection with a change in control would result in the imposition of the excise tax under Internal Revenue Code Section 4999, the payments will be reduced to the highest amount that could be paid without triggering the excise tax if, following the reduction, the executive would retain a greater amount of net after-tax payments than if no reduction were made. If no reduction is made, the executive officer will pay any applicable excise tax.

In January 2016, our Board approved amendments to our change in control agreements to provide for, among other things, (i) a change in the “cause” definition so that, as modified, “cause” means an executive officer’s dishonesty, fraud, willful misconduct or refusal to follow or comply with the lawful direction of the Company (other than due to illness or incapacity), provided that such refusal is not based on the officer’s good faith compliance with applicable legal or ethical standards, (ii) a clarification that a change in control must actually occur in order for any change in control benefits to be paid, (iii) changes to the post-termination group medical and life insurance coverage provisions involving the calculation of premium payments, and (iv) clarification that any receipt of severance benefits be subject to the officer’s continued compliance with his or her restrictive covenant obligations under the agreement. For Mr. Farrell, in recognition of his new role as President and CEO, the amendments also (i) increased his change in control severance from two to three times base salary plus target bonus, (ii) extended his healthcare benefits from 24 to 36 months, (iii) increased his non-change in control severance from one to two times base salary, and (iv) extended his healthcare benefits from 12 to 24 months. The length of Mr. Farrell’s non-competition and non-solicitation periods was also increased to correspond with the increases in the severance periods.

See “Potential Payments Upon Termination or Change in Control” on pages 56-60 for further information regarding benefits under the change in control and severance agreements.

46	Church & Dwight Co. | 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and other specified highest paid executive officers, unless certain conditions are met. We have structured certain portions of our executive compensation program in a manner intended to preserve deductibility for federal income tax purposes. Nevertheless, we believe that, in certain circumstances, factors other than tax deductibility take precedence in determining the forms and amount of compensation, and we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our Company.

SAY-ON-PAY VOTE

At the 2016 Annual Meeting of Stockholders, we asked our stockholders to vote to approve, on an advisory basis, the compensation paid to our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved compensation to our named executive officers, with over 95 percent of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2016, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation & Organization Committee continued our general approach to executive compensation for 2016. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation  & Organization Committee will continue to seek and consider stockholder feedback in the future.

ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

In connection with 2016 compensation for executive officers, Mr. Farrell, aided by our human resources department, provided statistical data and recommendations to the Compensation & Organization Committee. Mr. Farrell did not make recommendations as to his own compensation. While the Compensation & Organization Committee utilized this information, and valued Mr. Farrell’s observations with regard to compensation for our other executive officers, the ultimate decisions regarding executive compensation were made by the Compensation & Organization Committee, in some cases subject to ratification by the Independent Directors.

ROLE OF THE COMPENSATION & ORGANIZATION COMMITTEE IN EXECUTIVE COMPENSATION

As set forth in the Charter of the Compensation & Organization Committee, one of the Compensation & Organization Committee’s purposes is to administer our executive compensation program. It is the Compensation & Organization Committee’s responsibility to oversee the design of executive compensation programs, policies, and practices; to determine, subject to ratification by a majority vote of the Independent Directors, the types and amounts of compensation for executive officers; and to review and recommend for approval the adoption, termination, and amendment of, and to administer, our incentive compensation and stock option plans. All compensation for our executive officers ultimately must be approved or ratified by a majority of the Independent Directors. Our human resources department supports the Compensation & Organization Committee’s work, and in some cases acts under delegated authority to administer compensation programs. In addition, as described above, the Compensation & Organization Committee directly engages Steven Hall & Partners, an outside compensation consulting firm, to assist in its review of compensation for executive officers. Steven Hall & Partners does not perform any other services for us.

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COMPENSATION & ORGANIZATION COMMITTEE REPORT

COMPENSATION & ORGANIZATION COMMITTEE REPORT

The Compensation & Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations. Based on its review and discussions, the Compensation & Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, in Church & Dwight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted,

Arthur B. Winkleblack, Chair

T. Rosie Albright

Penry W. Price

48	Church & Dwight Co. | 2017 Proxy Statement

2016 SUMMARY COMPENSATION TABLE

2016 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation for 2016, 2015, and 2014 of our former President and CEO, our current President and CEO, our Executive Vice President and CFO, and each of the persons who were the next three most highly paid executive officers in 2016. We sometimes refer to these persons as our “named executive officers.”

Name and Principal Position(1)	Year	Salary ($)(2)	Stock Awards	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)(4)	All Other Compensation ($)		Total ($)
James R. Craigie	2016	7,576		120,000	0	0		127,576
Non-Executive Chairman and Former	2015	1,000,000		3,749,981	1,240,000	225,529	(5)	6,215,510
President and Chief Executive Officer	2014	1,000,000		3,500,002	1,000,000	234,863		5,734,865
Matthew T. Farrell(6)	2016	998,845		3,750,000	1,438,300	223,164	(7)	6,410,309
President and Chief Executive Officer	2015	690,000		1,146,831	641,700	128,515	(5)	2,607,046
and former Chief Operating Officer and Chief Financial Officer	2014	564,583		907,436	355,700	109,438		1,937,157
Richard A. Dierker(8)	2016	548,865		731,500	474,200	98,938	(9)	1,853,503
Executive Vice President,
Chief Financial Officer
Louis H. Tursi, Jr.	2016	413,250	500,000	414,920	297,500	83,295	(10)	1,708,965
Executive Vice President,	2015	395,000		402,783	244,900	68,442	(5)	1,111,124
North America Sales	2014	378,500		373,012	189,300	62,645		1,003,457
Steven P. Cugine	2016	400,000	500,000	404,800	288,000	90,482	(11)	1,683,282
Executive Vice President International	2015	379,250		351,450	235,100	76,252	(5)	1,042,052
and New Global Products Innovation	2014	371,000		523,059	185,500	59,569		1,139,128
Patrick D. de Maynadier	2016	407,000		545,300	351,600	89,163	(12)	1,393,063
Executive Vice President,	2015	395,000		529,348	293,900	73,179		1,291,428
General Counsel and Secretary	2014	386,000		563,412	231,600	81,999		1,263,011

(1)

On January 4, 2016 Mr. Craigie retired as President and CEO of the Company. Mr. Craigie continues as non-executive Chairman of the Board of Directors. Mr. Farrell, former Executive Vice President, Chief Operating Officer and CFO, succeeded Mr. Craigie as President and CEO effective January 4, 2016. Mr. Dierker, former Vice President Corporate Finance, succeeded Mr. Farrell as Executive Vice President and CFO.

(2)

Some of our named executive officers deferred a portion of their salary and non-equity incentive plan compensation in 2016 under the EDCP as follows: Mr. Farrell, $68,777; Mr. Dierker, $129,319; Mr. Tursi, $604,138; Mr. Cugine, $18,505; and Mr. de Maynadier, $167,298.

(3)

The amounts shown for option awards are based on the grant date fair value of awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 24, 2017. For information regarding the number of shares subject to 2016 stock option grants and other features of those grants, see the “2016 Grants of Plan-Based Awards” table on page 51. For Mr. Craigie, this amount represents the annual stock option award we granted to him in his capacity as a director.

(4)

Includes payments under the Annual Incentive Plan based on achievement of corporate performance measures. See “Compensation Discussion and Analysis—2016 Compensation—Annual Incentive Plan” for further information regarding payments for 2016.

(5)

Includes the portion of the Medicare tax liability attributable to the executive paid by the Company in respect of certain historical deferred compensation plan account balances as follows: Mr. Craigie, $ 16,210; Mr. Farrell, $ 4,007; Mr. Tursi, $ 2,888 and Mr. Cugine, $ 3,667.

(6)	Mr. Farrell’s base salary increased to $1,000,000 effective January 4, 2016 when he was appointed President and CEO.

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2016 SUMMARY COMPENSATION TABLE

(7)

Includes $197,372 of employer retirement savings contributions, of which $128,595 was contributed to Mr. Farrell’s account under the Savings and Profit Sharing Plan for Salaried Employees and $68,777 was contributed to his account under the EDCP, based on statutory limits. This also includes reimbursement for a physical examination and donations of $24,000 that we made to non-profit organizations with which Mr. Farrell is involved.

(8)	Mr. Dierker’s base salary increased to $550,000 effective January 4, 2016 when he was appointed Executive Vice President and CFO.

(9)

Includes $86,680 of the employer retirement savings contributions, of which $66,187 was contributed to Mr. Dierker’s account under the Savings and Profit Sharing Plan for Salaried Employees and $20,493 was contributed to his account under the EDCP, based on statutory limits. This also includes reimbursement for a physical examination and donations of $10,000 that we made to non-profit organizations with which Mr. Dierker is involved.

(10)

Includes $80,295 of employer retirement savings contributions, of which $52,323 was contributed to Mr. Tursi’s account under the Savings and Profit Sharing Plan for Salaried Employees and $27,972 was contributed to his account under the EDCP, based on statutory limits. This also includes reimbursement for a physical examination.

(11)

Includes $77,462 of employer retirement savings contributions, of which $58,977 was contributed to Mr. Cugine’s account under the Savings and Profit Sharing Plan for Salaried Employees and $18,505 was contributed to his account under the EDCP, based on statutory limits. This also includes reimbursement for a physical examination and a donation of $10,000 that we made to a non-profit organization with which Mr. Cugine is involved.

(12)

Includes $81,163 of employer retirement savings contributions, of which $59,368 was contributed to Mr. de Maynadier’s account under the Savings and Profit Sharing Plan for Salaried Employees and $21,795 was contributed to his account under the EDCP, based on statutory limits. This also includes reimbursement for a physical examination and a donation of $5,000 that we made to a non-profit organization with which Mr. de Maynadier is involved.

50	Church & Dwight Co. | 2017 Proxy Statement

2016 GRANTS OF PLAN-BASED AWARDS

2016 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted to our named executive officers in 2016.

Name	Grant Date(1)	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: No of Shares of Common Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)		Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)(2)	Target (at 1.0 rating) ($)	Maximum ($)
James R. Craigie	06/20/2016	05/04/2016	—	—	—	—	12,960	(7)	49.62	120,000
Matthew T. Farrell	01/04/2016	10/28/2015	—	1,000,000	2,000,000	—	556,800		41.76	3,750,000
Richard A. Dierker	01/04/2016	10/28/2015	—	330,000	660,000	—	108,620		41.76	731,500
Louis H.Tursi, Jr.	01/04/2016	10/28/2015	—	212,500	425,000	11,974				500,000
	06/20/2016	05/04/2016					52,100		49.62	414,920
Steven P. Cugine	01/04/2016	10/28/2015	—	200,000	400,000	11,974				500,000
	06/20/2016	05/04/2016					50,820		49.62	404,800
Patrick D. de Maynadier	06/20/2016	05/04/2016	—	246,000	492,000	—	68,460		49.62	545,300

(1)	For information regarding the timing of stock option grants, see “Compensation Discussion and Analysis—Stock Option Grant Practices.”

(2)	There is no specified minimum award payout under the Annual Incentive Plan.

(3)

Constitutes target and maximum award opportunities for our named executives under our Annual Incentive Plan. See “Compensation Discussion and Analysis—2016 Compensation—Annual Incentive Plan” for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the “2016 Summary Compensation Table”.

(4)	The amounts shown in this column represent shares of restricted stock granted to Messrs. Tursi and Cugine on January 4, 2016. All of the shares of restricted stock granted vest on January 4, 2019.

(5)

The amounts shown in this column represent the shares of our common stock underlying options granted under the Omnibus Equity Compensation Plan in 2016. All options were granted with an exercise price per share equal to the closing price per share as reported on the NYSE on the date of grant. The options vest as to all underlying shares on the third anniversary of the date of grant and terminate ten years from the date of grant, subject to earlier termination upon the occurrence of specified events. In the event of a “change in control,” as defined in the Omnibus Equity Compensation Plan, all stock options granted prior to the change in control immediately vest, unless our Board of Directors determines otherwise.

(6)

The grant date fair value is computed in accordance with ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in note 11 to our consolidated financial statements in our Annual Report Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 24, 2017.

(7)

On January 4, 2016, Mr. Craigie retired as President and CEO of the Company and was appointed as the non-executive Chairman of the Board. Mr. Craigie only received options for his role as non-executive Chairman of the Board in 2016.

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2016 OUTSTANDING EQUITY AWARDS

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding stock options and held by our named executive officers at December 31, 2016.

	Option Awards				Stock	Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
James R. Craigie	496,400		13.92	6/16/2018
	526,800		13.50	6/22/2019
	438,800		16.67	6/21/2020
	488,600		20.22	6/20/2021
	428,156		26.91	6/18/2022
	693,160		30.96	6/17/2023
		548,160	34.81	6/16/2024
		552,280	41.92	6/22/2025
		12,960	49.62	6/20/2026
Matthew T. Farrell	101,000		20.22	6/20/2021
	179,580		26.91	6/18/2022
	189,640		30.96	6/17/2023
		142,120	34.81	6/16/2024
		168,900	41.92	6/22/2025
		556,800	41.76	1/04/2026
Richard A. Dierker	17,880		26.91	6/18/2022
	16,020		30.96	6/17/2023
		11,280	34.81	6/16/2024
		12,160	41.92	6/22/2025
		108,620	41.76	1/04/2026
Louis H. Tursi, Jr.	92,380		26.91	6/18/2022
	77,700		30.96	6/17/2023
		58,420	34.81	6/16/2024
		59,320	41.92	6/22/2025
		52,100	49.62	6/20/2026
					11,974	529,131
Steven P. Cugine	34,800		16.66	6/21/2020
	50,400		20.22	6/20/2021
	85,580		26.91	6/18/2022
	77,700		30.96	6/17/2023
	27,960		30.76	7/01/2023
		81,920	34.81	6/16/2024
		51,760	41.92	6/22/2025
		50,820	49.62	6/20/2026
					11,974	529,131
Patrick D. de Maynadier	20,000		21.96	12/1/2021
	100,840		26.91	6/18/2022
	129,960		30.96	6/17/2023
		88,240	34.81	6/16/2024
		77,960	41.92	6/22/2025
		68,460	49.62	6/20/2026

52	Church & Dwight Co. | 2017 Proxy Statement

2016 OUTSTANDING EQUITY AWARDS

(1)	Options vest and expire as to all of the underlying unexercisable shares as follows:

Option Exercise Price ($)	Expiration Date	Vesting Date
34.81	6/16/2024	6/16/2017
41.92	6/22/2025	6/22/2018
41.76	1/04/2026	1/04/2019
49.62	6/20/2026	6/20/2019

In the event of a “change in control,” as defined in the Omnibus Equity Compensation Plan, all stock options granted prior to the change in control immediately vest unless our Board of Directors determines otherwise.

(2)	Restricted Stock awards held by each of our named executive officers vest as follows:

	No. of Shares	Vesting Date
Louis H. Tursi, Jr.	11,974	1/04/2019
Steven P. Cugine	11,974	1/04/2019

(3)	Based on the $44.19 per share closing price of our common stock on December 31, 2016, as reported on the NYSE.

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2016 OPTION EXERCISES AND STOCK VESTED

2016 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises by our named executive officers during 2016. There was no vesting of restricted stock held by our named executive officers during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James R. Craigie	388,000	14,581,902	—	—
Matthew T. Farrell	—	—	—	—
Richard A. Dierker	—	—	—	—
Louis H. Tursi, Jr.	291,200	9,751,266	—	—
Steven P. Cugine	84,800	2,923,935	—	—
Patrick D. de Maynadier	—	—	—	—

(1)

Based upon the difference between the closing price of our common stock on the dates of exercise, as reported on the NYSE, and the exercise price of the options exercised on the respective exercise dates.

54	Church & Dwight Co. | 2017 Proxy Statement

2016 NONQUALIFIED DEFERRED COMPENSATION

2016 NONQUALIFIED DEFERRED COMPENSATION

Our named executive officers are among the employees eligible to participate in the EDCP. Participants can elect to defer up to 85% of each of their salary and Annual Incentive Plan award payout. Amounts deferred are invested, as determined by the participant, in one or more notional investments, including a notional investment in our common stock. The other notional investments are based on a group of mutual funds. We also made contributions to a participant’s deferred compensation account equal to the matching contributions and profit sharing contributions that would have been made to the participant’s account under the Savings and Profit Sharing Plan for Salaried Employees but for (i) limitations imposed by the Internal Revenue Code on plan contributions, and (ii) the participant’s deferrals under the EDCP. Following retirement, participants may elect to receive either a lump sum payment or installment payments for up to 20 years. A participant’s interest in the portion of his or her account derived from our contributions vests, depending on the nature of the contribution, between two to five years from commencement of employment.

The following table provides details regarding nonqualified deferred compensation for our named executive officers in 2016.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End ($)(2)
James R. Craigie	0	107,570	1,017,057	1,285,655	16,882,327
Matthew T. Farrell	68,777	117,181	240,490		4,409,270
Richard A. Dierker	129,319	26,899	14,818		288,472
Louis H. Tursi, Jr.	604,138	50,004	105,668		2,274,800
Steven P. Cugine	18,505	37,089	209,456		3,213,046
Patrick D. de Maynadier	167,298	45,697	39,622		1,310,387

(1)

All amounts shown in this column are reported as compensation in the “2016 Summary Compensation Table” for 2016. These amounts include contributions made after the end of 2016 which were earned with respect to 2016.

(2)

Includes amounts that are reported as compensation in the “2016 Summary Compensation Table” for 2014 and 2015 as follows: Mr. Craigie, $620,056; Mr. Farrell, $239,559; Mr. Dierker, $91,464; Mr. Tursi, $431,715; Mr. Cugine, $79,713; and Mr. de Maynadier, $301,872. Amounts shown in this column also include contributions made after the end of 2016 which were earned with respect to 2016.

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POTENTIAL PAYMENTS UPON TERMINATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on December 31, 2016 (except as otherwise noted).

The information in this section does not include information relating to the following:

•	distributions under the EDCP—see “2016 Nonqualified Deferred Compensation” for information regarding this plan,

•	other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including our tax-qualified defined contribution plan,

•	restricted shares and shares underlying options that vested prior to the termination event—see the “2016 Outstanding Equity Awards at Fiscal Year-End” table, and

•	short-term incentive payments that would not be increased due to the termination event.

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

We have entered into Change in Control and Severance Agreements with each named executive officer. The agreements provide for benefits upon specified termination of employment events within two years following a change in control and upon specified termination of employment events at any time for reasons unrelated to a change in control. A “change in control” occurs under the agreements if:

•	a person becomes the beneficial owner of 50 percent or more of our common stock,

•	the consummation of a merger or other business combination or a sale of all or substantially all of our assets, or

•

within any 24-month period, “incumbent directors” no longer constitute at least a majority of our Board of Directors; “incumbent directors” are (i) persons who were directors immediately before the beginning of the 24-month period and (ii) persons who are elected to our Board of Directors by a two-thirds vote of the incumbent directors.

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason, generally within two years following a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•

a lump sum payment equal to two times (three times for Mr. Farrell) the sum of such executive officer’s base salary plus target bonus award under the Annual Incentive Plan for the year in which such termination occurs, and

•

a lump sum payment equal to the executive officer’s target bonus award under the Annual Incentive Plan multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment.

Each lump sum payment will be made six months following the date of termination of employment.

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason other than as a result of a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•

a lump sum payment equal to the executive officer’s base salary (Mr. Farrell will receive an amount equal to two times his base salary) for the year in which the termination occurs (one-half of the payment will be paid six months following the date of termination of employment and the remaining one-half will be paid in six equal monthly installments thereafter), and

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POTENTIAL PAYMENTS UPON TERMINATION

•

a lump sum payment equal to the Annual Incentive Plan award that would have been payable to the executive officer based on actual performance multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment (to be paid on the later of the regularly scheduled payment date for the award and six months following the date of termination of employment).

“Good reason” means the occurrence of any of the following events, without the consent of the executive officer: (i) the executive officer suffers a material demotion in title, position, or duties; (ii) the executive officer’s base salary and target award percentage or benefits are materially decreased; (iii) we fail to obtain the assumption of the agreement by an acquirer; or (iv) the executive officer’s office location is moved by more than 50 miles.

In the event that an executive officer becomes liable for payment of any excise tax under Internal Revenue Code Section 4999 with respect to any “excess parachute payments” under Internal Revenue Code Section 280G to be received under the agreement in connection with a change in control, we will reduce the payments below the threshold amount for “excess parachute payments” set forth in Section 280G, if the reduction would provide the executive with greater net after-tax payments than would be the case if no reduction were made and the payments were subject to excise tax under Section 4999.

In addition, under any event of termination covered by the agreement, the executive officer may elect to continue group medical and dental coverage at the then prevailing employee rate for a period of 24 months (12 months if termination occurs other than as a result of a change in control)—or, in the case of Mr. Farrell, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination. The executive officer will also be entitled to receive (i) group life insurance coverage for a period of 24 months (12 months if termination occurs other than as a result of a change in control)—or, in the case of Mr. Farrell, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination; (ii) outplacement assistance; and (iii) payment for unused vacation time. The agreement also contains non-competition, non-solicitation, and non-disparagement provisions.

The Change in Control and Severance Agreement replaced related provisions, if any, in the executive officer’s employment agreement.

In January 2016, our Board approved amendments to the Change in Control and Severance Agreement. For a description of these changes, see “Compensation Discussion and Analysis—Ongoing and Post-Employment Compensation—Change in Control and Severance Agreements.”

ACCELERATION OF VESTING PROVISIONS PERTAINING TO STOCK OPTIONS AND RESTRICTED STOCK UPON A CHANGE IN CONTROL

Under the Omnibus Equity Compensation Plan, upon a change in control all stock options and restricted stock granted prior to the change in control vest immediately, unless our Board of Directors determines otherwise. The definition of “change in control” under the Omnibus Equity Compensation Plan is substantially the same as the definition of “change in control” under the Change in Control and Severance Agreements. We believe this accelerated vesting can create management stability during a period of uncertainty, because there is an increased risk that executive officers may seek other employment opportunities if they became concerned about employment security following a change in control.

TABLE OF BENEFITS UPON TERMINATION EVENTS

The following tables show potential payments to our named executive officers upon termination of employment, including without limitation a change in control, assuming a December 31, 2016 termination date. In connection with the amounts shown in the table:

•	Stock option benefit amounts for each option as to which vesting will be accelerated upon the occurrence of the termination event are equal to the product of the number of shares underlying the

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POTENTIAL PAYMENTS UPON TERMINATION

option multiplied by the difference between the exercise price per share of the option and the $44.19 closing price per share of our common stock on December 31, 2016, as reported on the NYSE. Stock options continue to vest in accordance with the terms of grant for three years for named executive officers who either are terminated without cause or voluntarily terminate and, in each case, meet our “age plus years of service” and other contractual qualifications for “retirement” treatment, and upon death or disability, in accordance with the terms of our plans. Because they do not accelerate, these amounts are not listed in the table. As of December 31, 2016, Mr. Farrell met the minimum “age plus years of service” requirement for retirement.

•

Restricted stock benefit amounts are equal to the product of the number of restricted shares as to which vesting will be accelerated upon the occurrence of the termination event multiplied by the $44.19 closing price per share of our common stock on December 31, 2016, as reported on the NYSE. These benefit amounts are payable upon a voluntary termination of a named executive officer, provided such officer meets our qualifications for “retirement,” or upon the death or disability of such executive, in accordance with the terms of our plans. As of December 31, 2016, Mr. Farrell met the minimum “age plus years of service” requirement for retirement.

•	Health and Welfare Benefits are equal to the costs we would incur to maintain such benefits for the applicable period.

•

We assumed that target award performance rating under the Annual Incentive Plan is met in the year of termination. Under the Change in Control and Severance Agreements, if the named executive officer is terminated on December 31, he or she will be entitled to no additional payments with respect to this component beyond what the executive otherwise would have earned under the Annual Incentive Plan. Therefore, no payment with respect to this component is reflected in the table.

James R. Craigie(1)

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	—	—	—	—
Stock Options	—	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	—	—	—	—
Total	—	—	—	—

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POTENTIAL PAYMENTS UPON TERMINATION

Matthew T. Farrell

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	6,000,000	1,000,000	—	—
Stock Options	3,073,141	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	23,881	15,921	—	—
Total	9,097,022	9,015,921	—	—

Richard A. Dierker

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination($)	Death or Disability ($)
Severance Payments	1,760,000	550,000	—	—
Stock Options	397,960	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	26,270	13,135	—	—
Total	2,184,230	563,135	—	—

Louis H. Tursi, Jr.

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	1,275,000	425,000	—	—
Stock Options	682,933	—	—	—
Restricted Stock	529,131	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	23,817	12,840	—	—
Total	2,510,881	437,840	—	—

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POTENTIAL PAYMENTS UPON TERMINATION

Steven P. Cugine

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination($)	Death or Disability ($)
Severance Payments	1,200,000	400,000	—	—
Stock Options	886,164	—	—	—
Restricted Stock	529,131	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	28,788	14,394	—	—
Total	2,644,083	414,394	—	—

Patrick D. de Maynadier

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	1,312,000	410,000	—	—
Stock Options	1,005,050	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	17,970	8,985	—	—
Total	2,335,020	418,985	—	—

(1)	On January 4, 2016, Mr. Craigie retired as President and CEO of the Company and was appointed non-executive Chairman of the Board.

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2016

The following table provides information as of December 31, 2016, regarding securities issuable under our equity compensation plans, all of which were approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available for Future Issuance Under Compensation Plans (excludes securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	9,729,076	22.91	13,764,088

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PROPOSAL 2

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the provisions of Section 14A of the Exchange Act, enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, commonly referred to as a say-on-pay vote. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables, and related disclosures included in this proxy statement. In accordance with the advisory vote of our stockholders at our 2011 Annual Meeting of Stockholders, we provide to our stockholders the opportunity to vote annually to approve, on an advisory basis, the compensation of our named executive officers. Accordingly, the next vote to approve, on an advisory basis, the compensation of our named executive officers after the vote held at this Annual Meeting will be conducted at our 2018 Annual Meeting of Stockholders.

As described under “Compensation Discussion and Analysis,” our compensation objectives have focused on providing compensation that is competitive, includes meaningful performance incentives, aligns the interests of our executive officers and stockholders and provides an incentive for long-term continued employment with us.

We believe that our compensation program, which includes meaningful, performance-based components, has met these objectives and has enabled us to attract, motivate, and retain talented executives who have helped us achieve strong financial results. Please refer to the “Compensation Discussion and Analysis” for a detailed discussion of the performance goals addressed by our incentive programs and our compensation programs generally. Moreover, we believe that our compensation program is aligned with the long-term interests of our stockholders, and contributed to our achievement of an average annual total stockholder return over the past one, five, and ten years of 5.7 percent, 16.1 percent, and 16.8 percent, respectively.

At the 2016 Annual Meeting of Stockholders, we asked our stockholders to vote to approve, on an advisory basis, the compensation paid to our named executive officers. Our stockholders overwhelmingly approved compensation to our named executive officers, with over 95 percent of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2016, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation & Organization Committee continued our general approach to executive compensation for 2016. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation & Organization Committee will continue to seek and consider stockholder feedback in the future.

Accordingly, our Board of Directors recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Church & Dwight Co., Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement for the 2017 Annual Meeting of Stockholders.

This is an advisory vote, which means that the stockholder vote is not binding on us. Nevertheless, the Compensation & Organization Committee values the opinions expressed by our stockholders, will continue to seek and consider stockholder feedback in the future, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

Your Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 3

PROPOSAL 3: ADVISORY, NON-BINDING VOTE TO DETERMINE THE FREQUENCY OF

THE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to hold future advisory votes on the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules. Stockholders have the option of recommending a say-on-pay vote every year, every two years, or every three years or abstaining from making a recommendation.

Consistent with the preference expressed by a majority of our stockholders at our 2011 Annual Meeting of Stockholders, we have provided our stockholders with a non-binding, advisory vote on our executive compensation every year since then. After careful consideration of the advantages and disadvantages of the frequency of the say-on-pay vote, the Board believes that the continuation of an annual say-on-pay advisory vote will provide the most timely feedback on executive compensation arrangements, plans, programs, and policies as executive compensation disclosures are made annually.

The Board and the Compensation & Organization Committee value the preferences of our stockholders and will continue to carefully consider the outcome of the stockholder vote when making future decisions regarding the frequency of advisory, non-binding votes on executive compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interests of Church & Dwight and its stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

Your Board of Directors recommends a vote for the approval of an advisory, non-binding vote on the compensation of our named executive officers every ONE year.

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PROPOSAL 4

PROPOSAL 4: APPROVAL OF OUR SECOND AMENDED AND RESTATED ANNUAL INCENTIVE PLAN

On March 1, 2017, the Board of Directors unanimously approved the adoption (subject to stockholder approval at the Annual Meeting) of our Second Amended and Restated Annual Incentive Plan, which we refer to below as the “Plan.” Our original Amended and Restated Annual Incentive Plan, which we refer to below as the “Original Plan,” was adopted by our Board of Directors in 2012 and approved by our Stockholders on May 3, 2012. Stockholder approval of the Plan is intended to enable incentive awards paid under the Plan to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of taxable compensation received in a year by our Chief Executive Officer and other highly compensated executive officers who would be considered “covered employees” under Section 162(m), unless the compensation qualifies as “performance based” or is covered by other exceptions provided in the Internal Revenue Code. Stockholder approval of the Plan is one condition that must be satisfied in order to qualify awards under the Plan as “performance based” compensation. If approved by stockholders, the Plan will be effective for the next five years unless sooner terminated by the Board.

We are asking stockholders at the meeting to approve the Plan, which approval will constitute re-approval of the performance goals under the Plan. In addition, the Plan includes clarifying changes confirming that $5 million is the maximum bonus award payable under the Plan to a participant for any year and that the payment of partial bonus awards under the Plan is determined based on actual performance and pro-rated to reflect a participant’s service during the year. The Plan does not provide for any material substantive changes from the plan that is currently in effect.

The following is a summary of certain terms of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is set forth as Appendix A to this proxy statement.

Purpose.    The purposes of our Plan will be the same as the purposes of the Original Plan: to enhance our ability to attract, reward and retain highly-qualified employees, and to align employee and stockholder interests by creating a link between annual incentive compensation and annual performance goals that support long-term stockholder return.

Eligibility.    Each employee who is selected by the Compensation & Organization Committee will be eligible to become a participant in the Plan as of the date designated by the Compensation & Organization Committee (or if no date is designated, as of the beginning of the Plan Year in which they are selected to participate) and will remain eligible at the sole discretion of the Compensation & Organization Committee. A “Plan Year” is a calendar year. In the event a participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Plan Year, the Compensation & Organization Committee may, in its sole discretion, compute and pay a partial bonus award or no bonus award for the portion of the Plan Year that an employee was a participant.

Administration.    The Plan will be administered by the Compensation & Organization Committee. The Compensation & Organization Committee is authorized to select participants for the Plan; determine, for plan participants, the percentage of the participants’ salary to be paid upon achievement of target performance levels; resolve all disputes or questions arising under the Plan; delegate administration of the Plan other than with respect to our elected officers to the Chief Executive Officer or his designee; create, revise and interpret rules and procedures and take any other actions or make any other determinations deemed by it to be necessary to administer the Plan. Any determination of the Compensation & Organization Committee in its administration of the Plan will be binding upon all participants.

Performance Goals.    Generally, no later than 90 days after the beginning of each Plan Year, the Compensation & Organization Committee will approve or establish in writing the performance goals for the Plan Year, participants’ respective award opportunities that may be earned for that Plan Year, and an objective compensation formula to compute the award payable to participants if performance goals for the Plan Year are

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PROPOSAL 4

attained. The performance goals will be based on one or more of the following criteria: price of stock; market share; revenue; earnings per share of common stock; return on shareholder equity of our company; costs; cash flow; return on total assets; return on invested capital; return on net assets; operating income; net income; consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); book value per share of common stock; expense management; improvements in capital structure; profitability; maintenance or improvement of profit margins; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net sales; gross margin; free cash flow; and any other financial or other measurement deemed appropriate by the Compensation & Organization Committee as it relates to the results of operations or other measurable progress. While a performance period under the Plan generally will be a Plan Year, the Compensation & Organization Committee may designate different performance periods. If a performance period is less than twelve months, the performance goals, participants’ award opportunities and objective compensation formula must be established before 25 percent of the relevant performance period has lapsed, or such later date as may be permitted under the Code.

Adjustment of Performance Goals.    The Compensation & Organization Committee may adjust performance goals and award opportunities during a Plan Year, to the extent permitted by the Code, if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and have substantially affected our ability to meet them.

Annual Limitation.    The bonus award payable to a participant under the Plan for any Plan Year cannot exceed $5 million.

Committee Certification.    Within 74 days after the end of each Plan Year, the Compensation & Organization Committee will certify in writing the extent to which we and each participant has achieved the performance goals for the year and the Compensation & Organization Committee will calculate the amount of each participant’s bonus award for the year. The Committee may exercise discretion in determining the amount of final bonus awards, but may exercise only negative discretion for officers elected by the Board.

Form and Timing of Payment.    A bonus award will be payable no later than March 15 of the year following the year in which the bonus award is earned or such other date as may be required or permitted under section 409A of the Code. The Compensation & Organization Committee has the discretion to pay the bonus award in cash, common stock, another class of our securities or in other forms it deems appropriate; however, no bonus awards may be paid in the form of equity unless the shares or other type of equity are provided under a stockholder approved plan.

Termination of Employment.    Generally, if a participant does not remain employed for the duration of the Plan Year, the participant will forfeit his or her award opportunity. However, except as noted in the following sentence, in the event of a participant’s retirement after March 31 of a Plan Year, or death or disability during a Plan Year, the participant’s bonus award will be paid to the participant or the participant’s beneficiary, in an amount that will be no greater than the target award for the year, prorated for the portion of the year prior to the participant’s retirement, death or disability. If the participant is an elected officer who has retired, his or her bonus award will not exceed the amount that the participant would have earned for the Plan Year in which the participant’s retirement occurred if he or she had remained employed during the entire Plan Year, based on actual performance of the Plan, prorated for the portion of the Plan Year prior to the participant’s retirement.

Adjustment; Repayment of Bonus Award.    The Compensation & Organization Committee, may make retroactive adjustments to any bonus award paid to an Executive Officer where the payment was predicated, in part, upon the achievement of certain financial results that subsequently were the subject of a restatement, in an amount equal to the difference between the bonus award paid and the bonus award determined by the Compensation & Organization Committee based upon the restated financial results. In addition, should the Compensation & Organization Committee determine in its discretion that an executive officer engaged in fraud or willful misconduct, whether or not such fraud or willful misconduct impacts the calculation of the bonus award or requires us to restate our financial results, we may require the repayment of all or a portion of a bonus award. All

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PROPOSAL 4

awards paid or to be paid under the Plan are subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy and also to any clawback or recoupment required by applicable law.

Amendment or Termination.    The Board may amend or terminate the Plan at any time, provided, however, that no amendment or termination may, without the consent of a participant, reduce the right of the participant to receive a bonus award that has already been earned and to which he or she is otherwise entitled, and no amendment to increase the maximum bonus award may be made without stockholder approval.

New Plan Benefits.    Because performance goal criteria may vary from year to year, benefits under the Plan are not determinable. The Plan is designed to provide payments only if the performance goals established by the Compensation & Organization Committee have been met and the attainment of the goals has been certified by the Committee. The Summary Compensation Table on pages 49-50 states the payouts under the plan to the named executive officers for 2014, 2015 and 2016.

Your Board of Directors recommends a vote FOR the approval of the Second Amended and Restated Annual Incentive Plan.

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PROPOSAL 5

PROPOSAL 5: AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM

300,000,000 TO 600,000,000 SHARES

On February 1, 2017, the Board approved an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock, $1.00 par value, by 300,000,000 shares, from 300,000,000 shares to 600,000,000 shares, subject to stockholder approval, in order to accommodate the increase in our shares of common stock outstanding as a result of the two-for-one split effected on September 1, 2016. The authorized number of shares of our preferred stock would not be affected and would continue to be 2,500,000 shares.

As of March 7, 2017, 254,036,001 shares of our common stock were issued and outstanding. As of that date, an additional 36,000,000 shares of common stock were reserved for issuance under our equity compensation plans, including 15,112,966 shares underlying outstanding stock options, but excluding unvested restricted shares, which we treat as outstanding.

Because only approximately two percent of the authorized shares currently remain available for issuance, the Board believes that the adoption of the proposed amendment is in the best interests of our stockholders. The proposed increase in the number of shares of our authorized common stock will provide us with the ability to take timely advantage of market conditions and issue common stock for a variety of purposes, including stock splits or other recapitalizations, acquisitions and other business development transactions and strategic growth initiatives, equity financings, grants of stock options and other equity-based instruments, and other corporate purposes.

We do not have any present plans, agreements or understandings regarding the issuance of our common stock other than under our equity compensation plans. No further action or authorization by our stockholders would be necessary prior to the issuance of the additional shares of common stock unless required by applicable law or by the rules of the New York Stock Exchange or any other stock exchange on which our securities may then be listed. If the proposed amendment is approved, it will become effective upon filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

If the proposed amendment to our Certificate of Incorporation is approved, the additional authorized common stock, if and when issued, would have rights identical to our currently outstanding common stock. The proposed increase in the number of shares of common stock will not change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect on current holders of our common stock. However, to the extent that the additional authorized shares are issued in the future, they may decrease the percentage equity ownership of existing stockholders and dilute earnings and book value on a per share basis. Our stockholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current stockholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of our common stock.

We are not seeking approval of the proposed amendment to inhibit a change in control. We are aware, however, that under certain circumstances the issuance of common stock could discourage, or make more difficult, efforts to obtain control of us, although we are not aware of any pending or threatened efforts to acquire control of us.

If the proposed amendment is approved, a certificate of amendment will be filed with the Secretary of State of the State of Delaware amending paragraph (a) of Article FOURTH of our Certificate of Incorporation in its entirety as follows:

“FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 602,500,000 shares of two classes: 600,000,000 shares shall be common stock, at $1.00 par value per share, and 2,500,000 shares shall be Preferred Stock, at $1.00 par value per share.”

Your Board of Directors Recommends a Vote FOR approval of the amendment to our Certificate of Incorporation.

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PROPOSAL 6

PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche LLP to serve as our independent registered accountant for 2017. In accordance with past practice, this selection will be presented to our stockholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our auditors. The Audit Committee may reconsider its selection if the appointment is not ratified by our stockholders. Deloitte & Touche LLP has served as our independent registered accountant since 1969.

A representative of Deloitte & Touche LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the Annual Meeting, if he or she desires to do so.

Your Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

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HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for notices of Internet availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household notices of Internet availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate notice of Internet availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by telephone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, Computershare Investor Services LLC, 250 Royall Street, Canton, MA 02021, telephone: (866) 299-4219. We promptly will send additional copies of the relevant material following receipt of a request for additional copies.

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SECTION 16(a) BENEFICIAL OWNERSHIP

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and persons holding more than 10 percent of our common stock, are required to file with the SEC initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us, all of these filing requirements were satisfied for 2016, except that (i) the Form 4 for Mr. Levine that was timely filed with respect to a transaction on March 4, 2016 incorrectly reported the number of shares disposed of by Mr. Levine; an amended Form 4 was subsequently filed to accurately reflect the number of shares disposed of by Mr. Levine; and (ii) Mr. Craigie filed an amended Form 5 on February 24, 2017 to report the acquisition of notional shares acquired under the EDCP on March 31, 2016 and the disposition of notional shares under the EDCP on August 1, 2016, each of which was not previously reported.

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OTHER BUSINESS

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

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STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

Any proposals submitted by stockholders for inclusion in our proxy statement and proxy for the 2018 Annual Meeting of Stockholders must be received at our principal executive offices (to the attention of the Secretary) no later than November 22, 2017 and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2018 Annual Meeting of Stockholders, other than a proposal for inclusion in the proxy statement pursuant to SEC regulations, or who wants to nominate a person for election to our Board of Directors at that meeting, must provide a written notice that sets forth the specified information described in our Certificate of Incorporation concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth on the first page of this proxy statement, no later than November 22, 2017. A copy of our Certificate of Incorporation can be obtained upon request directed to the Office of the Secretary at the address set forth on the first page of this proxy statement.

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ANNUAL REPORT AND FORM 10-K

ANNUAL REPORT AND FORM 10-K

Our Annual Report to Stockholders for 2016, including financial statements, is being furnished, simultaneously with this proxy statement, to all stockholders of record as of the close of business on March 7, 2017, the record date for voting at the Annual Meeting. A copy of our Annual Report and Form 10-K for the year ended December 31, 2016, including the financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to stockholders upon written request to Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628 Attention: Secretary. The Form 10-K provided to stockholders will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to stockholders upon written request and upon payment of reproduction and mailing expenses.

By Order of the Board of Directors,

PATRICK D. DE MAYNADIER

Corporate Secretary

Ewing, New Jersey

March 22, 2017

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Appendix A

Appendix A—Second Amended and Restated Annual Incentive Plan

CHURCH & DWIGHT CO., INC.

ANNUAL INCENTIVE PLAN

Second Amended and Restated: Effective as of March 1, 2017

Approved by Shareholders:             , 2017

CHURCH & DWIGHT CO., INC.

SECOND AMENDED AND RESTATED ANNUAL INCENTIVE PLAN

ARTICLE I

PURPOSES AND EFFECTIVE DATE

1.1. Purposes. The purposes of the Plan are to enhance the ability of the Company to attract, reward and retain highly-qualified Employees, and to align Employee and shareholder interests by linking annual incentive compensation with annual performance goals that support long-term shareholder return. The Plan is an unfunded plan that is not intended to be (i) subject to the Employee Retirement Income Security Act of 1974, as amended or (ii) qualified under Code section 401(a). The Plan generally is intended to provide “performance-based compensation” as described in Code section 162(m).

1.2. Effective Date. The Plan was originally approved by shareholders of the Company on May 3, 2007 and was effective as of January 1, 2007. The Plan was amended and restated effective as of January 1, 2010, to ensure its continued compliance with Code section 162(m) and to make certain other clarifying changes. The Plan was subsequently amended and restated as of January 1, 2012 to, among other things, make certain additional clarifying changes and to add additional performance metrics that could be used under the Plan. Subject to shareholder approval, the Plan is hereby amended and restated as of the date approved by the Board (“Effective Date”), to, among other things, make certain clarifying changes and to re-approve the performance metrics that can be used under the Plan.

ARTICLE II

DEFINITIONS

As used herein, the following terms shall have the following meanings:

2.1. “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect ownership interest, as determined by the Board.

2.2. “Award Opportunity” means the range of possible Bonus Awards that a Participant may earn under the Plan, as established by the Committee pursuant to Article IV.

2.3. “Base Salary” means the regular base salary (including overtime payments, if any) earned by a Participant during the Plan Year prior to any salary reduction contributions made to any of the Employer’s deferred compensation plans.

2.4. “Beneficiary” means the person(s), trust(s) or other entities, the Participant designates, in accordance with procedures established by the Committee, to receive any benefits under the Plan after the death of the Participant.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Bonus Award” means the incentive compensation payable by the Employer to a Participant under the Plan, as determined by the Committee after the end of the Plan Year.

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Appendix A

2.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8. “Committee” means the Compensation Committee of the Board, provided that such committee shall consist of two (2) or more individuals who are “outside directors” to the extent required by and within the meaning of Code section 162(m) and who are “Non-Employee Directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

2.9. “Company” means Church & Dwight Co., Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

2.10. “Disability” means an Employee’s inability to render, for a period of six consecutive months, services to the Employer by reason of permanent disability, as determined by the written medical opinion of an independent medical physician reasonably acceptable to the Employer. In no event shall an Employee be considered disabled for the purposes of this Plan unless the Employee would be deemed disabled pursuant to the terms of the Employer’s long-term disability plan, if one is maintained by the Employer at the time of the claimed disability.

2.11. “Elected Officer” means an Employee who is elected by the Board to serve as an officer of the Company.

2.12. “Employee” means any employee of the Employer including a director who is such an employee.

2.13. “Employer” means the Company, its successors and assigns, and any Subsidiary, and any organization into which an Employer is merged or consolidated or to which all or substantially all of its assets is transferred.

2.14. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15. “Executive Officer” means an officer, as defined in Rule 16a-1(f) promulgated under the Exchange Act, of the Company.

2.16. “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the amount of a Bonus Award for a performance period if, in the Committee’s sole judgment, such adjustment is appropriate.

2.17. “Plan” means the Church & Dwight Co., Inc. Annual Incentive Plan as set forth herein and as amended from time to time.

2.18. “Plan Year” means the calendar year.

2.19. “Participant” means an Employee who is participating in the Plan pursuant to Article III.

2.20. “Retirement” means, with respect to any Participant, resignation (with at least 120 days’ notice provided to the Employer) after attainment of age 55 with five or more completed years of service with the Employer; provided that the sum of age and years of service equals or exceeds 65.

2.21. “Stock” means the common stock of the Company, par value $1.00 per share, or such other class or kind of shares or other securities designated by the Committee.

2.22. “Stock Plan” means the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, as amended from time to time.

2.23. “Subsidiary” means any subsidiary corporation of the Company within the meaning of Code section 424(f).

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2.24. “Target Incentive Award Percentage” means the percentage of Base Salary to be paid to a Participant when the targeted level of performance is achieved, as established by the Committee.

ARTICLE III

ELIGIBILITY

Each Employee who is selected by the Committee shall be eligible to become a Participant as of the date designated by the Committee (or if no date is designated, as of the beginning of the Plan Year in which they are selected to participate) and shall remain eligible at the sole discretion of the Committee.

ARTICLE IV

AWARD DETERMINATION

4.1. Performance Goals. Prior to the beginning of each Plan Year (or other performance period), or as soon as practicable thereafter (but in no event more than ninety (90) days after the beginning of such Plan Year or other performance period), the Committee shall approve or establish in writing the performance goals for that Plan Year. For any performance period that is less than twelve months, the performance goals shall be established before twenty-five percent (25%) of the relevant performance period has lapsed or such later date as may be permitted under applicable regulations under Code section 162(m).

The performance goals to be selected by the Committee are the specific targets of performance to be achieved, based on the criteria that are set forth on Schedule A attached hereto and made a part hereof. The Committee shall have discretion to determine the specific minimum, target, and maximum levels of performance with respect to each of the performance goals selected. Performance goals and criteria and their relative weight may vary by job classification or such other criteria as may be determined by the Committee in its sole discretion.

The performance period with respect to which Bonus Awards may be payable under the Plan shall generally be the Plan Year; provided, however, that the Committee shall have the authority and discretion to designate different performance periods under the Plan.

Employees who are eligible to participate in the Plan shall be notified of the performance goals and criteria and the related Award Opportunities for the relevant Plan Year (or other performance period), as soon as practicable after such goals and criteria and the related Award Opportunities have been finally determined.

4.2. Objective Compensation Formula. Prior to the beginning of each Plan Year (or other performance period), or as soon as practicable thereafter (but in no event more than ninety (90) days after the beginning of such Plan Year or other performance period, or in the case of a performance period of less than 12 months, before twenty-five percent (25%) of the relevant performance period has lapsed or such later date as may be permitted under applicable regulations under Code section 162(m)), the Committee shall approve or establish in writing the objective compensation formula or standard for that Plan Year, the Target Incentive Award Percentage and the Award Opportunity for each Participant. The objective compensation formula shall be the method for computing the Bonus Award payable to the Participant if the performance goals are attained. The formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to a Participant. In the event a Participant changes job levels during a Plan Year, the Participant’s Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year, to the extent permitted by Code section 162(m).

4.3. Adjustment of Performance Goals. The Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) during a Plan Year, to the extent permitted by Code section 162(m) and the regulations and interpretative rulings thereunder, if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and have substantially affected the Company’s ability to meet them.

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4.4. Bonus Award Determinations. At the end of each Plan Year, Bonus Awards shall be determined by the Committee for each Participant in accordance with the terms of this Plan.

The Committee also shall have the authority to exercise discretion in the determination of final Bonus Awards, as well as the authority to delegate the ability to exercise discretion in this respect for Participants other than Elected Officers; provided, however, that only Negative Discretion may be exercised with respect to the determination of final Bonus Awards for Elected Officers and for any other Participants who (i) the Committee determines may be “covered employees” within the meaning of Code section 162(m)(3) for the year of payment or (ii) were “covered employees” for the Plan Year. In no event shall the Committee: (a) grant Bonus Awards for a performance period if the performance goals for such performance period designated in Article IV have not been attained; or (b) grant a Bonus Award above the maximum amount payable under Section 4.5 of the Plan.

4.5. Annual Limitation. The maximum Bonus Award payable to a Participant for any Plan Year shall not exceed 250 percent of the Participant’s Base Salary up to but in no event exceeding $5,000,000.

ARTICLE V

PAYMENT OF BONUS AWARDS

5.1. Form and Timing of Payment. Within 74 days after the end of each Plan Year the Committee shall certify in writing the extent to which the Company and each Participant has achieved the performance goals for such Plan Year and shall calculate the amount of each Participant’s Bonus Award for the relevant period. A Bonus Award under the Plan will be paid no later than March 15 of the year following the year for which the Bonus Award is earned or such other date as may be required or permitted under applicable regulations under Code section 409A. Bonus Awards may be paid in cash, Stock, or in such other forms as the Committee deems appropriate, including awards covered under the Stock Plan. However, no Bonus Award may be paid in the form of equity unless the shares, options, or other type of equity are provided under a shareholder approved plan.

5.2. Payment upon Termination.

(a) Except as otherwise provided in subsections (b) and (c) below, if a Participant does not remain in the continuous employment of the Employer for the duration of the Plan Year, any Award Opportunity will be forfeited.

(b) Notwithstanding subsection (a) above, and except as provided in subsection (c), in the event of a Participant’s Retirement after March 31 of the applicable Plan Year, or death or Disability during the Plan Year, a Bonus Award will be paid to the Participant or the Beneficiary, as the case may be, at such time as determined by the Committee but no later than the time provided in Section 5.1 and shall be equal to an amount no greater than the Target Incentive Award Percentage multiplied by the amount of Base Salary earned up to the date of Retirement, death or Disability. If the Participant has not designated a Beneficiary, or if no Beneficiary survives the Participant, the Bonus Award, as determined above, shall be paid in a single sum to the Participant’s estate upon a termination due to death.

(c) In the event of the Retirement during a Plan Year of a Participant who is an Elected Officer at the time of Retirement or who (i) the Committee determines would have been a “covered employee” within the meaning of Code section 162(m)(3) for the Plan Year but for his Retirement or (ii) was a “covered employee” for any preceding Plan Year, no Bonus Award will be paid to such Participant until the time provided in Section 5.1. Such Bonus Award shall be equal to an amount no greater than the Bonus Award that the Participant would have earned for the Plan Year in which the Participant’s Retirement occurred if he had remained in the continuous employment of the Employer for the duration of the Plan Year, as determined under Section 4.4 based on actual performance for the Plan Year, pro-rated to reflect the Participant’s Retirement during the Plan Year.

5.3. Payment of Partial Bonus Awards. In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Plan Year, the Committee may, in its sole discretion,

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Appendix A

compute and pay a partial Bonus Award or no Bonus Award for the portion of the Plan Year that an Employee was a Participant. For the avoidance of doubt, any Bonus Award payable under this Section 5.3 shall be determined under Section 4.4 based on actual performance for the Plan Year and pro-rated to reflect the Participant’s service with the Company during the Plan Year.

5.4. Adjustment; Repayment. The Committee will, at its discretion and to the extent permitted by applicable law, have the sole and absolute authority to make retroactive adjustments to a Bonus Award paid to an Executive Officer under the Plan where the payment was predicated, in part, upon the achievement of certain financial results that were subsequently the subject of a restatement by the Company. The amount of such adjustment shall be the difference between the Bonus Award paid and the Bonus Award as determined by the Committee based upon the restated financial results. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the Executive Officer. In addition, in the event that the Committee determines in its discretion that an Executive Officer has engaged in fraud or willful misconduct with respect to the Company, whether or not such fraud or willful misconduct impacts the calculation of a Bonus Award payable hereunder or requires the Company to restate its financial results, the Company may require the repayment of all or a portion of a Bonus Award paid hereunder upon written demand to the Executive Officer. All amounts paid or payable under this Plan shall also be subject to rescission, cancellation or recoupment, in whole or in part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Effective Date or that may be established thereafter and to any clawback or recoupment that may be required by applicable law.

ARTICLE VI

ADMINISTRATION

6.1. Administration. The Plan will be administered by the Committee, and the Committee shall have full discretionary authority to:

(a) create and revise rules and procedures for the administration of the Plan;

(b) interpret the Plan and all related rules and procedures;

(c) select Participants for the Plan;

(d) determine each Participant’s Target Incentive Award Percentage;

(e) resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan;

(f) delegate administration of the Plan for Participants other than Elected Officers or any other “covered employees,” within the meaning of Code section 162(m)(3), to the Chief Executive Officer, or his/her designee; and

(g) take any other actions and make any other determinations as it may deem necessary and proper for the administration of the Plan.

Any expenses incurred in the administration of the Plan will be paid by the Employer.

6.2. Administrative Review. Except as the Committee may otherwise determine, the administration of the Plan, including without limitation, all decisions and determinations by the Committee shall be final and binding upon all Participants and Beneficiaries.

6.3. General. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon the advice or opinion of any persons, firms or agents

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retained by it, including, without limitation, accountants, actuaries, counsel and other specialists. Nothing in this Plan shall preclude the Employer from indemnifying the members of the Committee for all actions under this Plan, or from purchasing liability insurance to protect such persons with respect to the Plan.

6.4. Code Section 162(m). It is generally the intent of the Committee that this Plan and Bonus Awards made hereunder satisfy the applicable requirements of Code section 162(m) so that the Company’s tax deduction for remuneration paid in respect of this Plan for services performed by Participants who are or may be “covered employees” within the meaning of Code section 162(m)(3) is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan or if any Bonus Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.

ARTICLE VII

EFFECTIVENESS; AMENDMENT AND TERMINATION

7.1. Shareholder Approval. The Plan, as amended and restated, shall be effective as of the Effective Date subject to the approval by the shareholders of the Company at its annual meeting of shareholders in 2017. Such approval shall be provided in a manner consistent with the shareholder approval requirements of Code section 162(m).

7.2. Amendment; Termination. The Board shall have the right to modify or amend the Plan at any time and from time to time, and the Board shall have the right to discontinue or terminate the Plan at any time and from time to time; provided, however, that (a) no modification, amendment, discontinuance or termination may, without the consent of a Participant, reduce the right of such Participant to a payment or distribution hereunder which he has already earned and to which he is otherwise entitled, and (b) no amendment shall be effective without the approval of the shareholders of the Company to increase the maximum Bonus Award payable under the Plan or if, in the opinion of counsel to the Company, such approval is necessary due to Code section 162(m).

ARTICLE VIII

MISCELLANEOUS

8.1. No Employment Right. Participation in the Plan does not give any Employee any right to be retained in the employment of the Employer. Nothing in the Plan shall interfere with or limit in any way the right of the Employer to change a Participant’s duties or character of employment or to terminate a Participant’s employment at any time.

8.2. No Assignment. No benefits under the Plan shall be subject in any way to voluntary or involuntary alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance, and any attempt to accomplish the same shall be void.

8.3. Funding. The Plan shall be unfunded, and payment of Bonus Awards shall be made from the general assets of the Employer. Any assets that may be set aside, earmarked, or identified as being intended for the provision of benefits under the Plan, shall remain assets of the Employer and shall be subject to the claims of its general creditors. The Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

8.4. Withholding. The Employer shall have the right to deduct from any Bonus Award made hereunder any taxes required by law to be withheld from a Participant with respect to such payment.

8.5. Gender. The masculine shall be read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

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Appendix A

8.6. Titles. The titles to articles and sections in this Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

8.7. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.8. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other transaction resulting in the acquisition of all or substantially all of the business and/or assets of the Company.

8.9. Governing Law. Except to the extent preempted by applicable federal laws, the Plan shall be construed according to the laws of the state of Delaware, other than its conflict of laws principles.

8.10. Other Plans. Except as specifically provided herein, nothing in this Plan shall be construed to affect the rights of a Participant, a Participant’s Beneficiaries, or a Participant’s estate to receive any retirement or death benefit under any tax-qualified or nonqualified pension plan, deferred compensation agreement, insurance agreement or other retirement plan of the Employer.

To record the adoption of the Plan, the Company has caused its authorized representative to affix its corporate name effective as of the day and year first written above.

Church & Dwight Co., Inc.

By:
Title:	Chair of Compensation and Organization Committee

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SCHEDULE A

PERFORMANCE CRITERIA

The performance goals may be based upon any one or more of the following criteria, and may be based upon the performance of the Company, its Subsidiaries or its Affiliates (or any business unit thereof) as determined by the Committee:

(i)	Price of Stock

(ii)	Market Share

(iii)	Revenue

(iv)	Earnings per share of Common Stock

(v)	Return on shareholder equity of the Company

(vi)	Costs

(vii)	Cash flow

(viii)	Return on total assets

(ix)	Return on invested capital

(x)	Return on net assets

(xi)	Operating income

(xii)	Net income

(xiii)	Consolidated earnings before or after taxes (including earnings before interest taxes depreciation and amortization)

(xiv)	Book value per share of Common Stock

(xv)	Expense management

(xvi)	Improvements in capital structure

(xvii)	Profitability

(xviii)	Maintenance or improvement of profit margins

(xix)	Earnings before interest and taxes (EBIT)

(xx)	Earnings before interest, taxes, depreciation and amortization (EBITDA)

(xxi)	Net sales

(xxii)	Gross margin

(xxiii)	Free cash flow

(xxiv)	Any other financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress.

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Appendix A

ARTICLE I	PURPOSES AND EFFECTIVE DATE	68

1.1.	Purposes	68
1.2.	Effective Date	68

ARTICLE II	DEFINITIONS	68
2.1.	Affiliate	68
2.2.	Award Opportunity	68
2.3.	Base Salary	68
2.4.	Beneficiary	68
2.5.	Board	68
2.6.	Bonus Award	68
2.7.	Code	68
2.8.	Committee	68
2.9.	Company	69
2.10.	Disability	69
2.11.	Elected Officer	69
2.12.	Employee	69
2.13.	Employer	69
2.14.	Exchange Act	69
2.15.	Executive Officer	69
2.16.	Negative Discretion	69
2.17.	Plan	69
2.18.	Plan Year	69
2.19.	Participant	69
2.20.	Retirement	69
2.21.	Stock	69
2.22.	Stock Plan	69
2.23.	Subsidiary	69
2.24.	Target Incentive Award Percentage	69

ARTICLE III	ELIGIBILITY	69

ARTICLE IV	AWARD DETERMINATION	70
4.1.	Performance Goals	70
4.2.	Objective Compensation Formula	70
4.3.	Adjustment of Performance Goals	70
4.4.	Bonus Award Determinations	70
4.5.	Annual Limitation	70

ARTICLE V	PAYMENT OF BONUS AWARDS	71
5.1.	Form and Timing of Payment	71
5.2.	Payment upon Termination	71
5.3.	Payment of Partial Bonus Awards	71
5.4	Adjustment; Repayment	71

ARTICLE VI	ADMINISTRATION	72
6.1.	Administration	72
6.2.	Administrative Review	72
6.3.	General	72
6.4.	Code Section 162(m)	72

ARTICLE VII	EFFECTIVENESS; AMENDMENT AND TERMINATION	72
7.1.	Shareholder Approval	72
7.2.	Amendment; Termination	72

ARTICLE VIII	MISCELLANEOUS	73
8.1.	No Employment Right	73
8.2.	No Assignment	73
8.3.	Funding	73
8.4.	Withholding	73
8.5.	Gender	73
8.6.	Titles	73
8.7.	Severability	73
8.8.	Successors	73
8.9.	Governing Law	73
8.10.	Other Plans	73

82	Church & Dwight Co. | 2017 Proxy Statement

DIRECTIONS

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey 08628 USA

(609) 806-1200

www.churchdwight.com

From North

Via the New Jersey Turnpike

Take the New Jersey Turnpike S to Exit 9.

After the toll, stay right; take Route 18 North for 1/2 mile.

From Route 18, take Route 1 South for approximately 20 miles to the I-95 S exit.

Merge onto I-95 S and proceed approximately 5 miles.

From I-95 S, take Exit 4 for New Jersey 31 towards Ewing / Pennington.

Turn left onto NJ-31 S / Route 31 S.

After approximately 1/2 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

Via US Route 1 South

Take US Route 1 S to the I-95 S exit.

Merge onto I-95 S and proceed approximately 5 miles.

From I-95 S, take Exit 4 for New Jersey 31 towards Ewing / Pennington.

Turn left onto NJ-31 S / Rte. 31 S.

After approximately 1/2 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

From South

Via Interstate 95

Take Route I-95 North towards New Jersey.

Take Exit 4 for New Jersey 31 towards Ewing / Pennington.

Turn right onto NJ-31 S / Route 31 S.

After approximately 1/4 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

Via Interstate 295

Take Route I-295 N towards Trenton.

Continue onto I-95 S.

Take Exit 4 for New Jersey 31 towards Ewing / Pennington.

Turn left onto NJ-31 S / Route 31 S.

After approximately 1/2 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

Church & Dwight Co. | 2017 Proxy Statement	83

Church & Dwight Co., Inc. Princeton South Corporate Park 500 Charles Ewing Boulevard Ewing, New Jersey 08628

CHURCH & DWIGHT CO., INC. PRINCETON SOUTH CORPORATE PARK 500 CHARLES EWING BOULEVARD EWING, NJ 08628

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E19413-P86557 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CHURCH & DWIGHT CO., INC.
The Board of Directors recommends that you vote FOR the following nominees:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a. James R. Craigie		☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposals:			For	Against	Abstain
	1b. Robert D. LeBlanc		☐	☐	☐	4.	Approval of our Second Amended and Restated Annual Incentive Plan.		☐	☐	☐
	1c. Janet S. Vergis		☐	☐	☐	5.	Proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000 shares.		☐	☐	☐
The Board of Directors recommends that you vote FOR the following proposal:			For	Against	Abstain	6.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.		☐	☐	☐
2.	Advisory vote to approve compensation of our named executive officers.		☐	☐	☐
The Board of Directors recommends you vote “1 Year” on the following proposal:		1 Year	2 Years	3 Years	Abstain	To act on such other business as may properly be brought before the meeting and any adjournments or postponements thereof.
3.	An Advisory vote to determine the frequency of the advisory vote on compensation of our named executive officers.	☐	☐	☐	☐
For address changes and/or comments, please check this box and write them on the reverse side where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No		IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 4, 5 AND 6 AND “1 YEAR” ON PROPOSAL 3. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign exactly as your name(s) appear(s) hereon. All holders, including joint owners, must sign below. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If the holder is a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be held on May 4, 2017:

The Notice of Annual Meeting, Proxy Statement and 2016 Annual Report to Stockholders

are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

E19414-P86557

CHURCH & DWIGHT CO., INC

Annual Meeting of Stockholders - May 4, 2017

This proxy is solicited by the Board of Directors

The undersigned hereby appoints T. ROSIE ALBRIGHT, JAMES R. CRAIGIE and PATRICK D. DE MAYNADIER, and each of them, proxies, each with full power of substitution, to vote all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Church & Dwight Co., Inc. to be held on Thursday, May 4, 2017 at Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, NJ 08628 at 12:00 p.m., EDT, and at all adjournments or postponements thereof, subject to the directions indicated on the reverse side of this proxy card.

If you are a participant in the Church & Dwight Co., Inc. Retirement Investment Fund Plans (the *401(k) Plans”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, the trustee of the 401(k) Plans. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting instructions are not received by 11:59 p.m. Eastern Time on May 1, 2017, or for which no voting instructions are specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)
Continued and to be signed on reverse side

V.1.1